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                           EXHIBIT 10

                                                                 Execution Copy

                       CREDIT AGREEMENT

                 DATED AS OF SEPTEMBER 29, 1997





                        BY AND BETWEEN

                        DOCUCORP, INC.

                             AND



                       NATIONSBANK, N.A.


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                     TABLE OF CONTENTS

1.   Definitions and Accounting Matters.................................1
     1.1.    Certain Defined Terms......................................1
     1.2.    Accounting Terms and Determinations........................17

2.   Loans..............................................................18

     2.1.    Amount of Loans............................................18
     2.2.    Borrowings.................................................18
     2.3.    Repayment of Loans.........................................19
     2.4.    Interest...................................................19
     2.5.    Voluntary Reductions of Commitment.........................21
     2.6.    Continuation and Conversion of Loans.......................21
     2.7.    Minimum Amounts............................................22
     2.8.    Fees.......................................................22
     2.9.    Notes......................................................22
     2.10.   Optional Prepayments.......................................23
     2.11.   Mandatory Prepayments of Loans.............................23
     2.12.   Conversion to Term Loan....................................24
     2.13.   Use of Proceeds............................................25
     2.14.   Release of Investor Guaranty...............................25

3.   Payments; Computations; Taxes; Etc.................................25

     3.1.    Payments...................................................25
     3.2.    Computations...............................................26
     3.3.    Certain Notices............................................26
     3.4.    Taxes......................................................27
     3.5.    Additional Costs...........................................27
     3.6.    Limitation on Types of Loans...............................29
     3.7.    Illegality.................................................29
     3.8.    Treatment of Affected Loans................................29
     3.9.    Compensation...............................................30

4.   Conditions Precedent...............................................31

     4.1.    Initial Loans..............................................31
     4.2.    Initial and Subsequent Extensions of Credit................33
     4.3.    Conditions to Acquisitions.................................34
     4.4.    Closing Documents for Non-Significant Acquisitions.........36

5.   Representations and Warranties.....................................38

     5.1.    Corporate Existence........................................38
     5.2.    Authorization; No Conflict.................................38
     5.3.    Enforceability.............................................38
     5.4.    Approvals..................................................39
     5.5.    Financial Condition........................................39
     5.6.    Litigation.................................................39


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     5.7.    Federal Reserve Regulations................................39
     5.8.    ERISA......................................................40
     5.9.    Taxes......................................................40
     5.10.   Investment Company Act.....................................41
     5.11.   Public Utility Holding Company Act.........................41
     5.12.   Material Agreements........................................41
     5.13.   Environmental and Safety Matters...........................41
     5.14.   Subsidiaries...............................................42
     5.15.   Compliance with Law........................................42
     5.16.   Capitalization.............................................42
     5.17.   Title to Properties........................................42
     5.18.   Solvency...................................................42
     5.19.   Conduct of Business........................................43
     5.20.   Representations and Warranties in Acquisition Documents....43
     5.21.   Performance of Contracts, Etc..............................43
     5.22.   Disclosure.................................................43
     5.23.   Representations Regarding Acquisitions.....................43

6.   Affirmative Covenants..............................................43

     6.1.    Financial Statements and Other Information.................44
     6.2.    Litigation.................................................47
     6.3.    Corporate Existence, Etc...................................47
     6.4.    Insurance..................................................47
     6.5.    Obligations and Taxes......................................48
     6.6.    Maintaining Records; Access to Properties and Inspections..48
     6.7.    Environmental and Safety Matters...........................48
     6.8.    Additional Security........................................49
     6.9.    Deposit Accounts/Cash Management Services..................49
     6.10.   Change in Management Group.................................49
     6.11.   Enforcement of Remedies under Acquisition Documents........49
     6.12.   Lien on Intellectual Property..............................49

7.   Negative Covenants.................................................50

     7.1.    Prohibition of Fundamental Changes.........................50
     7.2.    Limitation on Liens........................................51
     7.3.    Indebtedness and Guarantees................................51
     7.4.    Investments................................................51
     7.5.    Restricted Payments........................................51
     7.6.    Accounting.................................................51
     7.7.    Amendment of Certain Documents.............................52

8.   Financial Covenants................................................52

     8.1.    Quick Ratio................................................52
     8.2.    Ratio of Funded Debt to Adjusted EBITDA....................52
     8.3.    Ratio of Adjusted EBITDA to Debt Service...................52
     8.4.    Minimum Net Worth..........................................52


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9.   Events of Default..................................................52

     9.1.    Payments under Credit Documents............................53
     9.2.    Other Indebtedness.........................................53
     9.3.    Representations and Warranties.............................53
     9.4.    Other Obligations..........................................53
     9.5.    Ability to Pay Debts.......................................53
     9.6.    Voluntary Proceedings......................................54
     9.7.    Involuntary Proceedings....................................54
     9.8.    Judgments..................................................54
     9.9.    ERISA Event................................................54
     9.10.   Change in Control..........................................55

10.  Miscellaneous......................................................56

     10.1.   Waiver.....................................................56
     10.2.   Notices....................................................56
     10.3.   Expenses, Etc..............................................57
     10.4.   Amendments, Etc............................................58
     10.5.   Successors and Assigns.....................................58
     10.6.   Assignments and Participations.............................58
     10.7.   Survival...................................................58
     10.8.   Table of Contents: Descriptive Headings....................58
     10.9.   Counterparts...............................................58
     10.10.  Governing Law..............................................58
     10.11.  COMPLETE AGREEMENT.........................................59
     10.12.  Arbitration................................................59
     10.13.  Acknowledgments............................................60
     10.14.  Confidentiality............................................60
     10.15.  Obligations with Respect to Loan Parties...................60

EXHIBITS:


     Exhibit A      Form of First Amendment to Guaranty
     Exhibit B      Form of Subsidiary Guaranty
     Exhibit C      Form of Pledge Agreement
     Exhibit D      Form of Security Agreement
     Exhibit E      Form of Notice of Borrowing
     Exhibit F      Form of Notice of Continuation
     Exhibit G      Form of Notice of Conversion
     Exhibit H      Form of Facility A Note
     Exhibit I      Form of Facility B Note
     Exhibit J      Form of Opinion of Counsel to Company


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SCHEDULES:

     Schedule 5.1.  Corporate Existence
     Schedule 5.6.  Litigation
     Schedule 5.8.  ERISA
     Schedule 5.9.  Taxes
     Schedule 5.12. Material Agreements
     Schedule 5.16. Capitalization
     Schedule 5.17. Title to Properties
     Schedule 7.3.  Indebtedness


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     CREDIT AGREEMENT (this "Agreement") dated as of September 29, 1997 by and between DOCUCORP., INC., a Delaware corporation (the "Company") and NATIONSBANK, N.A., formerly known as NationsBank, N.A. (South) and prior to that NationsBank of Georgia, National Association (the "Lender").

     The Company has requested that the Lender make certain loans to the Company in an aggregate principal amount up to but not exceeding $10,000,000 at any one time outstanding, and the Lender is willing to make such loans upon the terms hereof and subject to the conditions contained herein.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.   DEFINITIONS AND ACCOUNTING MATTERS

     1.1.   CERTAIN DEFINED TERMS

     As used herein, the following terms shall have the following meanings (all terms defined in this Section or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "ACCOUNT DEBTOR" shall mean a Person who is obligated on a Receivable.

     "ACQUISITION" shall mean, with respect to a Seller, the acquisition by the Company directly, or indirectly through any of its Subsidiaries, of substantially all of the assets of, assets constituting a distinct operating division of, or the outstanding capital stock of, such Seller as contemplated by the applicable Acquisition Documents.

     "ACQUISITION DOCUMENTS" shall mean, with respect to an Acquisition, collectively, the Purchase Agreement for such Seller and all related agreements and conveyance instruments executed in connection therewith or pursuant thereto.

     "ADJUSTED EBITDA" shall mean, for any fiscal period, Net Income of a Person for such period PLUS the sum of the following amounts (but only to the extent included in determining such Net Income for such period): (a) income tax expense of such Person in respect of such period MINUS (b) cash payments actually made during such period in respect of taxes on income of such Person PLUS (c) interest expense of such Person for such period PLUS (d) depreciation and amortization expense and other non-cash charges of such Person for such period PLUS (e) extraordinary non-cash losses of such Person for such period PLUS (f) in the case of the Company, the extraordinary and unusual charges incurred by the Company in an amount not to exceed $21,500,000 in connection with the transactions contemplated by that certain Agreement and Plan of merger dated as of January 15, 1997, by and among the Company, Image Sciences, Inc., ISI Merger Corp., FormMaker Software, Inc. and FormMaker Acquisition Corp. (the "Merger Transactions") and MINUS (g) capitalized software expenses incurred during such period, as determined in accordance with GAAP; PROVIDED, HOWEVER, as of the effective date of any Acquisition, Adjusted EBITDA shall be computed giving pro forma effect to such Acquisition for


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each four fiscal quarter period then and thereafter occurring until such
Acquisition has been effective for four complete fiscal quarters; FURTHER PROVIDED, HOWEVER, Adjusted EBITDA shall be computed giving pro forma effect to the Merger Transactions for each four fiscal quarter period ending after the effective date of the Merger Transactions until the Merger Transactions have been effective for four complete fiscal quarters.

     "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 MINUS the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of the Lender outside of the United States of America to residents of the United States of America).

     "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed an Affiliate of such corporation or other Person. The term "Affiliate" shall include Policy Management Systems Corp. only if it is such by virtue of the immediately preceding proviso.

     "APPLICABLE LAW" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders, rulings and decrees of all courts and arbitrators.

     "APPLICABLE LENDING OFFICE" shall mean, for the Lender, 600 Peachtree Street, 19th Floor, Atlanta, Georgia 30308 or such other office of the Lender (or of an affiliate of the Lender) in the United States of America as the Lender may from time to time specify in writing to the Company as the office by which the Loans are to be made and maintained.

     "ASSIGNMENT OF ACQUISITION DOCUMENTS" shall mean each assignment of rights under Acquisition Documents executed by any Loan Party in favor of the Lender after the Closing Date pursuant to Section 4.3., each such assignment to be in form and substance satisfactory to the Lender.


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     "BANKRUPTCY CODE" means the United States Bankruptcy Code of 1978, as amended from time to time, or any successor federal statute.

     "BASE RATE" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate. If for any reason the Lender shall have determined that it is unable to ascertain the Federal Funds Rate for such day, including, without limitation, the inability or failure of the Lender to obtain sufficient bids or publications as contemplated by the definition of the Federal Funds Rate, the Base Rate for such day shall be the Prime Rate.

     "BASE RATE LOAN" shall mean a Loan which bears interest at a rate based on the Base Rate.

     "BORROWING BASE" shall mean at any time an amount equal to 75% of the face value of Eligible Receivables of the Company and its Subsidiaries due and owing at such time; PROVIDED, HOWEVER, that all Receivables subject to clause (g) of the definition of Eligible Receivables and which are Eligible Receivables as a result of the application of such clause (g) shall not, in the aggregate, constitute more than 15% of the Borrowing Base at any time; PROVIDED FURTHER, HOWEVER, that all Eligible Receivables due from an Account Debtor incorporated under the laws of Canada or any province thereof or whose principal place of business or a substantial portion of whose assets is located in Canada shall not, in the aggregate, constitute more than 10% of the Borrowing Base at any time.

     "BORROWING BASE CERTIFICATE" shall mean a certificate of the chief financial officer of the Company setting forth the calculation of the Borrowing Base, such certificate to be in form reasonably acceptable to the Lender.

     "BUSINESS DAY" shall mean (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Atlanta, Georgia and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

     "CLOSING DATE" shall mean the date upon which the conditions precedent to the initial extension of credit hereunder set forth in Article 4. have been satisfied and the initial extension of credit hereunder is made.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "COLLATERAL" means any collateral security hereafter pledged by any Loan Party to secure the Obligations or any portion thereof.


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     "COMMITMENT" means the Lender's obligation, subject to the terms hereof, to make Revolving Loans pursuant to Section 2.1. in an aggregate principal amount at any one time outstanding equal to the sum of the Facility A Commitment and the Facility B Commitment, as the same may be reduced from time to time pursuant to the terms hereof.

     "CONSOLIDATED SUBSIDIARY" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are required to be consolidated with the financial statements of such Person in accordance with GAAP.

     "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to Section 2.6.(a).

     "CONTROL GROUP" shall mean Safeguard Scientifics, Inc., Technology Leaders II L.P., Technology Leaders II Offshore C.V., Xerox Corporation and Michael D. Andereck.

     "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.6.(b).

     "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Security Documents, and any other documents and instruments executed and delivered by any Loan Party or the Investor Guarantor in connection with this Agreement or any of the foregoing documents.

     "CREDIT FACILITY" shall mean the credit facility for Loans extended by the Lender to the Company under this Agreement.

     "CURRENT MATURITIES" shall mean, with respect to any Person and for any period, the sum of (a) regularly scheduled principal payments on Indebtedness of such Person during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full PLUS (b) to the extent not already included in the preceding clause (a), payments on Capitalized Lease Obligations of such Person during such period.

     "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "ELIGIBLE RECEIVABLE" shall mean, as of any date of determination thereof, the aggregate of all Receivables of the Company and its Subsidiaries at such date other than the following (determined without duplication):

     (a) any Receivable which does not represent a complete bona fide transaction requiring no further action on the part of the Company or any Subsidiary, as applicable, to make such Receivable payable by the Account Debtor other than Receivables representing maintenance fees relating to maintenance services to be provided by the Company to certain customers under


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annual or monthly maintenance contracts for which the Company has delivered an invoice to any such customer within a 90 day period prior to the renewal of such customer's maintenance contract;

     (b)  any Receivable not payable in Dollars;

     (c) any Receivable which, at the date of issuance of the invoice therefor, was by its terms payable more than 90 days after provision of the related goods or services;

     (d) any Receivable due from (i) any Subsidiary or Affiliate of any Loan Party or (ii) any employee, agent or representative of any Loan Party or any Subsidiary or Affiliate of any Loan Party;

     (e) any Receivable with respect to all or part of which a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been presented for payment and returned uncollected for any reason;

     (f) any Receivable as to which any one or more of the following events has occurred with respect to the applicable Account Debtor: death or judicial declaration of incompetency; the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for such Account Debtor or for any of the assets of such Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against such Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or elsewhere) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of such Account Debtor; the inability to pay or the nonpayment by such Account Debtor of its debts generally as they become due; the cessation of the business of such Account Debtor as a going concern;

     (g) any Receivable due from an Account Debtor incorporated under the laws of any jurisdiction other than the United States of America or any state thereof or Canada or any province thereof or whose principal place of business or a substantial portion of whose assets is located outside of the United States of America and Canada unless the payment of such Receivable is supported by a letter of credit issued or confirmed by a financial institution located in the United States of America and naming the Company or any Subsidiary as beneficiary;

     (h) any Receivable which remains unpaid for more than 90 days after the original invoice date;

     (i) all Receivables from any Account Debtor if more than 25% of the aggregate amount of the Receivables of such Account Debtor are ineligible pursuant to clause (h) above;


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     (j)  any Receivable with respect to which there is any unresolved dispute, defense, offset or counterclaim with or by the respective Account Debtor, but only to the extent of the amount shown to be due on the invoice(s) with respect to which there is any dispute;

     (k) any Receivable as to which either (i) the perfection, enforceability or validity of the Lender's security interest in such Receivable, or (ii) the Lender's right or ability to obtain direct payment of the proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the UCC (including, without limitation, the Federal Assignment of Claims Act unless the Company or such Subsidiary, as applicable, complies with the provisions of the Federal Assignment of Claims Act to the satisfaction of the Lender);

     (l) any Receivable (i) as to which the Lender does not have a valid and enforceable first priority security interest, subject to no other Liens other than Permitted Liens or (ii) as to which the Lender does not have a right of direct payment upon an Event of Default;

     (m) any Receivable that has not been created in the ordinary course of business;

     (n) the portion of the Receivables of the Company owing by any Account Debtor or group of affiliated Account Debtors representing in excess of 25% of the aggregate amount of all Eligible Receivables of the Company; provided, however, that this subparagraph (m) shall not apply to Receivables owing by Policy Management Systems Corp.; and

     (o) any Receivable arising from a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return.

     "EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Loan Party or any of its ERISA Affiliates, other than a Multiemployer Plan.

     "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any notice, claim, demand or other communication (whether written or oral) alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, handling, generation, treatment, storage, disposal, Release or threatened Release into the environment of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and common law concerning public health or safety, worker health or safety or pollution or protection of the environment, including without limitation those relating to any emissions, discharges or Releases of Hazardous Materials to ambient air, surface water, ground water or land, or otherwise relating


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to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, control, clean-up or handling of Hazardous Materials.

     "EQUITY ISSUANCE" means any issuance or sale by the Company of its capital stock or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

     "ERISA AFFILIATE" of any Person shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person or which is under common control (within the meaning of Section 414(c) of the Code) with such Person.

     "ERISA EVENT" with respect to any Person shall mean (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(a)(2) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA with respect to a Plan; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "FACILITY A COMMITMENT" shall mean the obligation of the Lender to make Facility A Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding $6,500,000.

     "FACILITY B COMMITMENT" shall mean the obligation of the Lender to make Facility B Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding $3,500,000.

     "FACILITY A TERMINATION DATE" shall mean September 29, 1998.

     "FACILITY B TERMINATION DATE" shall mean March 29, 1999.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight


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federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding Business Day, and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rate charged by three federal funds brokers of recognized standing selected by the Lender on such day for such transactions as determined by the Lender.

     "FUNDED DEBT" shall mean, with respect to any Person, the outstanding Indebtedness of such Person having an initial maturity or term in excess of one year including Capitalized Lease Obligations and including Indebtedness outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more. Funded Debt shall not include, as at any date of determination, Subordinated Debt.

     "GAAP" shall mean generally accepted accounting principles applied in the United States of America and practices which are recognized as such by the American Institute of Certified Public Accountants, applied on a basis consistent with those which, in accordance with Section 1.2.(a), are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "GOVERNMENTAL APPROVALS" shall mean all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, any Indebtedness or other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to issue a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. Usage of the term "Guarantee" as a verb shall have a corresponding meaning.

     "GUARANTOR CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of September 13, 1996, as amended by that certain First Amendment to Credit Agreement dated as of June 19, 1997, by and among the Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc. and PNC Bank, N.A.

     "GUARANTY" shall mean the Investor Guaranty, each Subsidiary Guaranty and any guaranty executed by a Loan Party in favor of the Lender after the Closing Date pursuant to Section 4.3.

by which such Loan Party Guarantees payment and performance of all of the Obligations, such guaranty to be in form and substance satisfactory to the Lender.

     "HAZARDOUS MATERIALS" shall mean all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances" "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "INDEBTEDNESS" shall mean, without duplication, as to any Person (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance or sale of debt securities) whether or not recourse is limited to specific assets of such Person; (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising in the ordinary course of business so long as such trade accounts payable are not for borrowed money; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the Indebtedness so secured has been assumed by such Person; (d) reimbursement obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capitalized Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

     "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "INTELLECTUAL PROPERTY" shall mean patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing.

     "INTEREST EXPENSE" shall mean for any period of computation thereof, cash interest expense attributable to Indebtedness for money borrowed (including without limitation, Capitalized Lease Obligations) of the Company and its Consolidated Subsidiaries actually paid during such period.

     "INTEREST PERIOD" shall mean with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such Loan and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, in each case as the Company may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select. In no event shall an Interest Period of a Loan extend beyond the Termination Date.
 Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED,

HOWEVER, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "INVENTORY" shall mean (a) all inventory of the Company and all goods intended for sale or lease by the Company, (b) all work-in-process, (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, selling or furnishing of such goods or otherwise used or consumed in the business of the Company, and (d) all documents relating to any of the foregoing.

     "INVESTMENT" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or any contribution to the capital of, such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person (other than any such deposit, advance, loan, extension of credit or commitment representing (i) the purchase price of inventory or supplies sold in the ordinary course of business or (ii) a deposit for, or prepayment of, rents or utilities made in the ordinary course of business or (iii) a deposit to secure the performance of the obligations described in subparagraphs (d) and
(e) of the definition of "Permitted Liens" set forth herein made in the ordinary course of business); or (c) any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such Person.

     "INVESTOR GUARANTOR" shall mean Safeguard Scientifics (Delaware), Inc., a Delaware corporation.

     "INVESTOR GUARANTY" shall mean that certain Guaranty dated as of December 20, 1995, executed by the Investor Guarantor in favor of the Lender, as such guaranty is amended by that certain First Amendment to Guaranty substantially in the form of Exhibit A executed by the Investor Guarantor in favor of the Lender.

     "LIBOR" shall mean, with respect to any Interest Period and a LIBOR Loan, the offered rate per annum in the London interbank market for deposits in Dollars of amounts equal or comparable to the principal amount of such LIBOR Loan offered for a term comparable to such Interest Period, as currently shown on the Reuters Screen LIBOR page as of 11:00 a.m., Greenwich Mean Time, two Business Days prior to the first day of such Interest Period; PROVIDED, HOWEVER, that (a) if more than one offered rate as described above appears on the Reuters Screen LIBOR page, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of such offered rates, or (b) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of rates quoted by the Lender at approximately 10:00 a.m., New York time, two Business Days prior to the first day of such Interest Period for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such LIBOR Loan. If the Lender ceases to use the Reuters Screen LIBOR page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

     "LIBOR LOAN" shall mean a Loan bearing interest at a rate based on LIBOR.

     "LIEN" shall mean, as applied to the property of any Person: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction other than the filing of a financing statement for notice purposes which financing statement does not evidence or relate to a Lien described in clauses (a) or (b) above.

     "LOAN PARTY" means each of the Company, its Subsidiaries and each Person, who Guarantees all or a portion of the Obligations and/or who grants a Lien in any of the Collateral to secure all or a portion of the Obligations. The term "Loan Party" shall not include the Investor Guarantor.

     "LOANS" shall mean, collectively, the Facility A Loans, the Facility A Term Loan and the Facility B Loans.

     "MANAGEMENT GROUP" shall mean Hsi-Ming Lin and Michael D. Andereck.

     "MATERIAL ADVERSE EFFECT" shall mean any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions, could reasonably be expected to have a material adverse effect on (a) the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of (i) the Company and its Subsidiaries taken as a whole or (ii) the Investor Guarantor; (b) the ability of the Company, any other Loan Party or the Investor Guarantor to perform its obligations under any of the Credit Documents to which it is a party; (c) the validity or enforceability of any of the Credit Documents; or (d) the rights and remedies of the Lender under any of the Credit Documents.

     "MATERIAL CONTRACT" shall mean, with respect to the Company and the other Loan Parties, any contract, agreement or binding understanding or arrangement (whether or not in written form) the termination or loss of which could reasonably be expected to have a Material Adverse Effect.

     "MULTIEMPLOYER PLAN" of any Person shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA.

     "NET INCOME" shall mean, for any period of computation thereof, the net income of a Person; PROVIDED, HOWEVER, that the following shall be excluded when determining Net Income:

(i) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of such Person; (ii) net gains on the collection of proceeds of life insurance policies; (iii) any write-up of any asset; and (iv) any other net gain or credit of an extraordinary nature.

     "NET PROCEEDS" shall mean, with respect to an Equity Issuance, the aggregate amount of all cash received by a Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

     "NET WORTH" shall mean, with respect to any Person and at any given time, the sum of such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP. In addition, to the extent not already included in Net Worth, the carrying value of the Company's Class B Common Stock shall be included when determining Net Worth.

     "NEW SUBSIDIARY" means, with respect to an Acquisition, any Subsidiary of the Company formed in connection with, and for the purpose of effecting, such Acquisition. If all of the outstanding capital stock of a Seller is being acquired by the Company or any of its Subsidiaries in connection with an Acquisition, then such Seller shall also constitute a New Subsidiary.

     "NOTES" shall mean, collectively, the Facility A Note and the Facility B Note.

     "OPERATING ACCOUNT" shall mean the account established by the Company with the Lender or which the Company and the Lender may designate from time to time as the "Operating Account."

     "OBLIGATIONS" shall mean, individually and collectively:

     (a)  the Loans;

     (b) all other obligations and indebtedness of the Company owing to the Lender of every kind, nature and description, under or with respect to this Agreement, the Notes or any of the other Credit Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note;

     (c) all other obligations and indebtedness owing by the Company to the Lender and all future advances made to the Company by the Lender, however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties, whether absolute or contingent, or otherwise, now or hereafter existing, or due or to become due, including, without limitation, obligations under all guaranties, letters of credit and overdrafts; and

     (d) any and all renewals, modifications, extensions and supplements to any of the foregoing.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED INVESTMENTS" of any Person shall mean: (a) direct obligations of the United States of America or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) time deposits or certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $200,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; and (c) commercial paper having the highest rating from Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or Moody's Investors Services, Inc. maturing not more than 90 days from the date of acquisition thereof by such Person.

     "PERMITTED LIENS" shall mean:

     (a)  Liens created pursuant to the Security Documents;

     (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in accordance with Section 6.5.;

     (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business not yet delinquent or which are being contested in accordance with Section 6.5.;

     (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (e) deposits to secure the performance of bids, trade contracts (other than a trade contract which constitutes Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (f) easements, rights-of-way, zoning restrictions and other similar encumbrances of record on real property incurred in the ordinary course of business which, in the aggregate, are not material in dollar amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of the other Loan Parties;

     (g) Liens existing on the date hereof and disclosed on Schedule 5.17. hereto; and

     (h) Purchase Money Liens securing Indebtedness of the Company permitted under Section 7.3.(c).

     "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" of the Company or any of the other Loan Parties shall mean an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA, other than a Multiemployer Plan of such Person.

     "PLEDGE AGREEMENT" shall mean (a) the Pledge Agreement dated as of the date hereof executed by the Borrower in favor of the Lender and (b) each additional pledge agreement entered into between a Loan Party and the Lender after the Closing Date pursuant to Section 4.3. by which such Loan Party grants to the Lender a Lien in all capital stock of each Subsidiary directly owned by such Loan Party, in each case, substantially in the form of Exhibit C.

     "PRIME RATE" shall mean the rate of interest from time to time announced by the Lender in Atlanta, Georgia as its prime commercial lending rate. The Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Lender in connection with extensions of credit.

     "PURCHASE AGREEMENT" shall mean, with respect to an Acquisition, the asset purchase agreement, stock purchase agreement or other primary agreement to which the Company and/or one or more of its Subsidiaries is a party and pursuant to which the Company or such Subsidiary or Subsidiaries is acquiring substantially all of the assets, assets constituting a distinct operating division, or the outstanding capital stock, of the Seller that is the target of such Acquisition.

     "PURCHASE MONEY LIEN" shall mean a Lien on any fixed asset or equipment (and any intangible assets associated therewith) acquired after the date hereof; PROVIDED, HOWEVER, that: (a) such Lien attaches only to the property being acquired; (b) the Indebtedness incurred in connection with such acquisition shall not exceed the purchase price of such property and (c) such Lien shall secure only such Indebtedness.

     "RECEIVABLE" shall mean all accounts and any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, chattel paper, general intangibles, or otherwise) for goods sold or leased of for services rendered including, but not limited to, accounts receivable, proceeds of any letter of credit naming the Company or any Subsidiary as beneficiary, chattel paper, tax refunds, insurance proceeds, contract rights, notes drafts, instruments, documents acceptances, and all other debts, obligations and liabilities in whatever form from any person.

     "REGULATIONS D, G, T, U AND X" shall mean, respectively, Regulations D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "REGULATORY CHANGE" shall mean, with respect to the Lender, any change enacted or adopted after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation
D) or the adoption or publication after the date of this Agreement of any interpretations, directives or requests (whether or not having the force of law) applying to a class of banks including the Lender of or under any United States Federal, state or foreign law or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "RELEASE" shall mean any "release" as such term is defined in 42 U.S.C.
Section 9601(22), or any successor federal statute or analogous state law.

     "RESTRICTED PAYMENT" shall mean (a) dividends by or on behalf of a Loan Party on, or other payments or distributions on account of or with respect to, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of such Loan Party, or (b) any prepayment by a Loan Party of principal, optional redemption, purchase, retirement prior to stated maturity, defeasance, or similar optional prepayment with respect to any Indebtedness for borrowed money other than the Loans.

     "REVOLVING LOANS" shall mean the Facility A Loans and the Facility B Loans.

     "SECURITY AGREEMENTS" shall mean (a) the Security Agreements dated as of the date hereof and executed by the Company and each Subsidiary Guarantor and the Lender and (b) each security agreement entered into between a Loan Party and the Lender after the Closing Date pursuant to Section 4.3., in each case, substantially in the form of Exhibit D.

     "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreements, the Pledge Agreements, the Assignments of Acquisition Documents, each of the UCC financing statements naming a Loan Party as debtor and the Lender as secured party and covering the Collateral, and any other security documents executed and delivered to the Lender by a Loan Party.

     "SELLER" shall mean the Person being acquired in an Acquisition.

     "SIGNIFICANT ACQUISITION" shall mean any Acquisition in which the aggregate amount of consideration payable by the Company and its Subsidiaries in connection therewith equals or exceeds $3,000,000. For purposes of this definition, such consideration shall include (without duplication), but shall not be limited to, the following: (a) the amount of cash paid, together with the fair market value of all other assets (excluding assets of the type described in the following clause (b)) conveyed, by the Company and its Subsidiaries in consideration for such Acquisition; (b) the fair market value of all capital stock, warrants and options to acquire capital stock, of the Company conveyed by the Company in consideration for such Acquisition; (c) the aggregate amount of Indebtedness acquired, incurred or assumed by the Company and its Subsidiaries in connection with such Acquisition; (d) all amounts paid or to be paid by the Company and its Subsidiaries in respect of any covenant not to compete granted in connection with such Acquisition and accruing to the benefit of any New Subsidiary or other Loan Party; (e) the aggregate capitalized amount of consulting or other similar fees or payments to be paid by such New Subsidiary or other Loan Party to a Seller or any Affiliate of such Seller in connection with, or as a result of, such Acquisition; (f) the aggregate amount of earn-out payments, similar payments or other contingent obligations required to be made by the Company and its Subsidiaries in connection with such Acquisition and which payments or other obligations are to be capitalized by the Company and its Subsidiaries and (g) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and brokers' fees and expenses) incurred by the Company and its Subsidiaries in connection with such Acquisition.

     "SMALL ACQUISITION" shall mean any Acquisition that is not a Significant Acquisition.

     "SOLVENT" shall mean, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

     "SUBORDINATED DEBT" means, at any time, the Indebtedness of the Company or any of its Subsidiaries that is subordinated in right of payment to the Loans and the other Obligations in a manner satisfactory to the Lender and otherwise permitted by the Lender.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof.

     "SUBSIDIARY GUARANTOR" shall mean each of (i) FormMaker Software, Inc., a Georgia corporation, (ii) Image Sciences, Inc., a Texas corporation and (iii) Micro Dynamics, Ltd., a Delaware corporation.

     "SUBSIDIARY GUARANTY" shall mean the Subsidiary Guaranty substantially in the form of Exhibit B executed by each Subsidiary Guarantor in favor of the Lender.

     "TERMINATION DATE" shall mean September 29, 2000.

     "TRANSACTIONS" shall mean (a) the making of the Loans hereunder, (b) any Acquisition, (c) the execution and delivery of each of the Credit Documents and the Acquisition Documents and (d) the consummation of all of the other transactions contemplated by the Credit Documents and the Acquisition Documents.

     "TYPE" with respect to a Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

     "WHOLLY-OWNED SUBSIDIARY" of a Person shall mean any corporation, association or other business entity of which 100% of the outstanding shares of all classes of capital stock or other ownership interests is at the time owned directly or indirectly by, such Person or one or more of the other Wholly-Owned Subsidiaries of such Person or a combination thereof.

     In addition to the above definitions, the following terms are defined in this Agreement on the indicated pages:

      Acquisition Date...................................34
      Acquisition Historical Financial Statements........34
      Acquisition Projected Financial Statements.........34
      Additional Costs...................................28
      Change in Control..................................55
      Default Rate.......................................20
      Event of Default...................................52
      Facility A Loans...................................18
      Facility A Note....................................22
      Facility A Term Loan...............................24
      Facility B Loans...................................18
      Facility B Note....................................22
      Historical Financial Statements....................32
      Liquidity Agreement................................33
      Margin Stock.......................................40
      Notice of Borrowing................................18
      Notice of Continuation.............................21
      Notice of Conversion...............................21
      Other Taxes........................................27
      Pro Forma Opening Balance Sheet....................45
      Projected Financial Statements.....................32
      Taxes..............................................27


     1.2.   ACCOUNTING TERMS AND DETERMINATIONS

     (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, all calculations for purposes of determining compliance with the terms of this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared in accordance with GAAP applied for all periods to the extent practicable on a basis consistent with that used in the preparation of the Historical Financial Statements, so as to present fairly the financial condition and the results of operations of the applicable Person. In the event of a change in GAAP that is applicable to the Company, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Company and the Lender will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

     (b) To enable the ready and consistent determination of compliance with the covenants set forth in Article 7. and Article 8., the Company will not, without the prior written consent of the Lender, change the last day of its fiscal year from July 31 of each year or the last days of the first three fiscal quarters in each of its fiscal years from the last day in October, January and April of each year, respectively.

     (c) All terms defined in the UCC and not otherwise defined herein are used herein as defined in the UCC. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time and in effect at any given time.

2.   LOANS

     2.1.   AMOUNT OF LOANS

     (a) FACILITY A LOANS. The Lender agrees, on the terms and subject to the conditions contained herein, to make loans to the Company during the period from and including the Closing Date to but excluding the Facility A Termination Date in an aggregate principal amount at any one time outstanding of up to but not exceeding the Facility A Commitment (such Loans being herein called "Facility A Loans"). During the period from and including the Closing Date to but excluding the Facility A Termination Date and subject to the terms contained herein, the Company may borrow, repay and reborrow the Facility A Loans.

     (b) FACILITY B LOANS. The Lender agrees, on the terms and subject to the conditions contained herein, to make loans to the Company during the period from and including the Closing Date to but excluding the Facility B Termination Date in an aggregate principal amount at any one time outstanding of up to but not exceeding the Facility B Commitment (such Loans being herein called "Facility B Loans"); provided however, at all times after the Investor Guaranty has been released pursuant to Section 2.14. the aggregate principal amount of the Facility B Loans at any one time outstanding shall not exceed the lesser of
(a) the Borrowing Base and (b) the amount of the Facility B Commitment. During the period from and including the Closing Date to but excluding the Facility B Termination Date and subject to the terms contained herein, the Company may borrow, repay and reborrow the Facility B Loans.

     2.2.   BORROWINGS

     (a) The Company shall give the Lender notice of each borrowing of a Loan hereunder as provided in Section 3.3., which notice when given shall be irrevocable. Each notice of borrowing (which shall be in the form of Exhibit E, each a "Notice of Borrowing") shall specify: (a) whether such Loan is a Facility A Loan or a Facility B Loan; (b) the requested amount of such Loan;
(c) the proposed use of the proceeds of such Loan; (d) the date such Loan is to be made; and (e) in the case of a Loan which is initially to be a LIBOR Loan, the initial Interest Period therefor. Not later than 2:00 p.m. (Atlanta, Georgia time) on the date specified for each borrowing hereunder, the Lender shall make the amount of the Loan available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained at the Applicable Lending Office.

     (b) At 5:00 p.m. on each Business Day the Company shall be deemed to have requested that the Lender make to the Company a Facility B Loan in an amount equal to the amount by which drafts against the Operating Account exceed the available balance contained therein at such time. The Lender shall make the proceeds of each such Facility B Loan available to the Company by depositing such proceeds into the Operating Account. Facility B Loans advance to the Company under this subsection may initially be only Base Rate Loans. The provisions of this subsection shall not become effective until the Company has executed and delivered the Lender's customary documentation relating to its "Auto Borrow" and "Auto Sweep" programs.

     2.3.   REPAYMENT OF LOANS

     (a) FACILITY A LOANS. On the Facility A Termination Date, the aggregate principal amount of all Facility A Loans then outstanding and that has not been converted into the Facility A Term Loan pursuant to Section 2.12. shall be due and payable in full.

     (b) FACILITY A TERM LOAN. The principal balance of the Facility A Term Loan shall be repaid in 24 consecutive monthly installments due and payable on the last day of each calendar month commencing with the first such day following the Facility A Termination Date. The first 23 such installments shall each be in an amount equal to 1/24th of the initial principal balance of the Facility A Term Loan and the final installment shall be equal to the remaining principal balance of the Facility A Term Loan. Notwithstanding the foregoing, on the Termination Date, the principal amount of the Facility A Term Loan then outstanding shall be due and payable in full.

     (c) FACILITY B LOANS. On the Facility B Termination Date, the aggregate principal amount of all Facility B Loans then outstanding shall be due and payable in full.

     2.4.   INTEREST

     (a) FACILITY A LOANS. The Company agrees to pay to the Lender in accordance with Section 3.2. interest on the unpaid principal amount of each Facility A Loan for the period from and including the date of such Facility A Loan to but excluding the date such Facility A Loan shall be paid in full, at the following per annum rates:

          (i) during the periods that such Facility A Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time); and

          (ii) during the periods that such Facility A Loan is a LIBOR Loan, for each Interest Period relating thereto, at the Adjusted LIBO Rate for such Facility A Loan for such Interest Period plus two and one-half of one percent (2.5%).

     (b) FACILITY B LOANS. The Company agrees to pay to the Lender in accordance with Section 3.2. interest on the unpaid principal amount of each Facility B Loan for the period from and including the date of such Facility B Loan to but excluding the date such Facility B Loan shall be paid in full, at the following per annum rates:

          (i) during the periods that such Facility B Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) minus one-quarter of one percent (0.25%); provided, however, if the Investor Guaranty has been released pursuant to Section 2.14., then such Loan shall bear interest at the Base Rate (as in effect from time to time); and

          (ii) during the periods that such Facility B Loan is a LIBOR Loan, for each Interest Period relating thereto, at the Adjusted LIBO Rate for such Facility B Loan for such Interest Period plus two percent (2.0%); provided, however, if the Investor Guaranty has been released pursuant to
     Section 2.14., then such Loan shall bear interest at Adjusted LIBO Rate plus two and one-quarter of one percent (2.25%).

     (c) PAYMENT OF ACCRUED INTEREST. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the last Business Day of each calendar month; (ii) in the case of a LIBOR Loan, on the last day of each Interest Period thereof (and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period); (iii) in the case of each Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted); (iv) in the case of each Facility A Loan, on the Facility A Termination Date; (v) in the case of each Facility B Loan, on the Facility B Termination Date; and (vi) in the case of the Facility A Term Loan on the Termination Date.

     (d) If an Event of Default shall have occurred and be continuing, the Company agrees to pay to the Lender interest, for the period such Event of Default is continuing, on the unpaid principal amount of each Loan (and, to the extent permitted by law, on the unpaid amount of all interest, fees and other amounts payable hereunder or under the Credit Documents that is not paid when due) at a rate per annum (the "Default Rate") equal at all times to 3% per annum above the rate per annum required to be paid on such Loans pursuant to
Section 2.4.(a) or (b), as applicable.

     (e) In no event shall the amount of interest due or payable on the Loans exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by the Company or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Company shall notify the Lender in writing that the Company elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Company not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under Applicable Law.

     (f) THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE COMPANY FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SUBSECTIONS (a) AND (b) OF SECTION
2.4. THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY THE LENDER ON THE COMPANY IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL COMMITMENT FEES, FACILITY FEES, UNDERWRITING FEES, DEFAULT CHARGES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY THE LENDER TO THIRD PARTIES OR FOR DAMAGES

INCURRED BY THE LENDER, ARE CHARGES MADE TO COMPENSATE THE LENDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE LENDER IN CONNECTION WITH THIS AGREEMENT AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

     2.5.   VOLUNTARY REDUCTIONS OF COMMITMENT

     The Company shall have the right to terminate or reduce the amount of either the Facility A Commitment or the Facility B Commitment at any time or from time to time; provided that: (i) the Company shall give notice of each such termination or reduction as provided in Section 3.3., which notice when given shall be irrevocable and (ii) each partial reduction shall be in an aggregate amount at least equal to $100,000 or an integral multiple of $100,000
in excess thereof.   The Facility A Commitment and the Facility B Commitment,
once terminated or reduced, may not be reinstated or increased.

     2.6.   CONTINUATION AND CONVERSION OF LOANS

     (a) So long as no Default or Event of Default shall have occurred and be continuing, the Company may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan or portion. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Company's giving of a notice in the form of Exhibit F (a "Notice of Continuation") within the time prescribed by Section 3.3. Such notice by the Company of a Continuation shall specify (a) the effective date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. If the Company shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding failure of the Company to comply with the immediately following subsection (b).

     (b) So long as no Default or Event of Default shall have occurred and be continuing, the Company may on any Business Day, upon the Company's giving of a notice in the form of Exhibit G (a "Notice of Conversion"), Convert all or a portion of a Loan of one Type into a Loan of another Type. In connection with any Conversion of a LIBOR Loan into a Base Rate Loan on a day other than the last day of an Interest Period for such LIBOR Loan the Company as a condition to such Conversion shall pay all amounts contemplated by Section 3.9. Each such Notice of Conversion shall be given within the time prescribed by Section
3.3. Subject to the restrictions specified above, each Notice of Conversion shall specify (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be

Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the initial Interest Period of such Loan.

     (c) No more than six separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time.

     2.7.   MINIMUM AMOUNTS

     Except for Conversions or prepayments made pursuant to Section 3.8., (a) each borrowing of LIBOR Loans (including a Continuation of, or Conversion into, LIBOR Loans) shall be in an amount at least equal to $1,000,000 and integral multiples of $500,000 in excess thereof, (b) each borrowing of Base Rate Loans (including a Continuation of, or Conversion into, Base Rate Loans) shall be in an amount at least equal to $250,000 and integral multiples of $5,000 in excess thereof, and (c) each voluntary prepayment of Loans shall be in an amount at least equal to $100,000 and integral multiples thereof (borrowings, prepayments or Conversions of Loans into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods, shall be deemed to be separate borrowings, prepayments or Conversions for purposes of the foregoing, one for each Type or Interest Period). The provisions of this Section shall not apply to borrowings under Section 2.2.(b).

     2.8.   FEES

     (a) The Company shall pay to the Lender on the Closing Date a closing fee in the amount of $5,000.

     (b) If during any calendar month the daily average unused amount of the Facility B Commitment for such month shall be greater than an amount equal to 65% of the Facility B Commitment, then the Company shall pay to the Lender, during the period beginning on the first day of the following month through the last day of the month in which the daily average unused amount of the Facility B Commitment for such month shall first be less than such amount, a fee on the daily average unused amount of the Facility B Commitment at a per annum rate, computed in accordance with Section 3.2., equal to one-quarter of one percent (0.25%). Accrued unused commitment fees shall be payable monthly in arrears on the last Business Day of each month.

     (c)  All fees shall be fully earned and non-refundable upon receipt.

     2.9.   NOTES

     (a) (i) The Facility A Loans and the Facility A Term Loan shall be evidenced by a single promissory note (the "FACILITY A NOTE") to be executed by the Company in substantially the form of Exhibit H, dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Facility A Commitment as originally in effect and otherwise duly completed.

          (ii) The Facility B Loans shall be evidenced by a promissory note (the "FACILITY B NOTE") to be executed by the Company in substantially the form of Exhibit I, dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Facility B Commitment as originally in effect and otherwise duly completed.

     (b) The date and amount of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the applicable Note evidencing such Loans held by it, endorsed by the Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Note. Any such recordations or endorsements made by the Lender on its books or such Note shall be conclusive and binding on the Company absent manifest error.

     2.10.  OPTIONAL PREPAYMENTS

     The Company shall have the right to prepay Loans in whole or in part at any time or from time to time, without premium or penalty, except that in connection with any prepayment of LIBOR Loans on a day other than the last day of the Interest Period applicable thereto, the Company as a condition to such prepayment shall pay all amounts contemplated by Section 3.9. in connection with such prepayment. Optional prepayments of the Facility A Term Loan shall be applied to reduce scheduled repayments of such Loan in inverse order of maturity.

     2.11.  MANDATORY PREPAYMENTS OF LOANS

     (a) LOANS IN EXCESS OF COMMITMENT. If at any time (a) the aggregate amount of either the Facility A Loans or the Facility B Loans outstanding shall exceed the amount of the Facility A Commitment or Facility B Commitment, respectively, in effect at such time, or (b) after the Investor Guaranty has been released pursuant to Section 2.14., the aggregate amount of the Facility B Loans shall exceed the Lesser of (i) the Facility B Commitment or (ii) the Borrowing Base, then, in each such case the Company shall, within one Business Day, prepay such Loans in such amounts as shall be necessary to eliminate such excess.

     (b) SWEEP OF OPERATING ACCOUNT. At 5:00 p.m. of each Business Day, the Company shall repay a principal amount of Facility B Loans by an amount equal to the positive balance, if any, of available funds on deposit in the Operating Account as determined by the Lender at such time. The Company hereby authorizes the Lender to deduct such amount from the Operating Account without notice to the Company, and to apply such amount in repayment of the then outstanding principal balance of Facility B Loans. The provisions of this subsection shall not become effective until the Company has executed and delivered the Lender's customary documentation relating to its "Auto Borrow" and "Auto Sweep" programs.

     (c) CERTAIN ACTIONS BY INVESTOR GUARANTOR AND AFFILIATES. If, at any time prior to the release of the Investor Guaranty in accordance with Section
2.14. hereof, any of the following shall occur:

          (i) the Investor Guarantor (x) merges or consolidates with any Person (other than a merger or consolidation with a Subsidiary of Safeguard Scientifics, Inc. pursuant to which the Investor Guarantor is the surviving entity); (y) dissolves, liquidates or ceases to exist, or takes any action authorizing any of the foregoing or (z) sells, leases, transfers or otherwise disposes of, in one transaction or a series of transactions, all or substantially all of its assets; or

          (ii) at any time both: (x) the amount of Revolving Loans (as defined in the Guarantor Credit Agreement) which the Investor Guarantor could then borrow under the Guarantor Credit Agreement shall be less than $3,500,000 and (y) the value of all Qualifying Securities (as defined below) PLUS all cash and cash equivalents then held by the Investor Guarantor MINUS twice the amount of Indebtedness then owing under the Guarantor Credit Agreement shall be less than $7,000,000. For purposes of this subsection (iii), the term "Qualifying Security" means any common stock owned by the Investor Guarantor in a Subsidiary whose common stock (A) is listed on the New York Stock Exchange, the American Stock Exchange or some other principal national securities exchange or has price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System; (B) is not subject to any instrument, document or agreement which in any way prohibits the sale of such common stock by the Investor Guarantor for any specified period of time or otherwise; and (C) the offer and sale of which by the Investor Guarantor would not then be subject to any registration requirements or other restrictions under the Securities Act of 1933, as amended (the "Securities Act"), or other Applicable Law, including without limitation, volume limitations imposed under Rule 144 of the Securities Act; or

          (iii) any event or condition of the types described in Sections 9.5., 9.6., or 9.7. occurs or exists with respect to the Investor Guarantor; or

          (iv) any representation, warranty or certification made or deemed to be made in any Credit Document by the Investor Guarantor or any certificate, financial statement or other information furnished in writing to the Lender by or on behalf of the Investor Guarantor pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or deemed to be made; or

          (v) the Investor Guarantor fails to comply with any of its obligations under its Guaranty and such failure continues for five days after notice is made by the Lender to the Company of such failure.

then, (a) the Company shall, within one Business Day of the Lender's demand, repay the entire outstanding principal amount of, and all accrued and unpaid interest on, the Facility B Loans and all other Obligations payable by the Company hereunder relating to the Facility B Commitment and (b) the Lender may upon written notice to the Company terminate the Facility B Commitment.

     2.12.  CONVERSION TO TERM LOAN

     Subject to the terms and conditions of this Agreement, the Company may elect to convert the aggregate principal amount of Facility A Loans outstanding on the Facility A Termination Date into a single term loan (the "Facility A Term Loan") provided (a) the Company has given the

Lender thirty-days' prior notice of the Company's intention to so convert the Facility A Loans and (b) the conditions set forth in Section 4.2. have been satisfied as of the date such conversion.

     2.13.  USE OF PROCEEDS

     The Company may use the proceeds of Loans to finance Acquisitions, for working capital purposes and for other general corporate purposes.

     2.14.  RELEASE OF INVESTOR GUARANTY

     The Lender agrees, upon at least 30 days but not more than 60 days prior written request of the Company, to release the Investor Guarantor from its obligations under and pursuant to the Investor Guaranty (other than those obligations which survive the termination thereof), subject to the satisfaction of the following conditions:

     (a) the Lender shall receive evidence satisfactory to the Lender of the Company's receipt of at least $10,000,000 in Net Proceeds from an Equity Issuance completed on or after the date hereof; and

     (b) no Default or Event of Default have occurred and be continuing as of the proposed date of such release of the Investor Guarantor; and

     (c) no Default or Event of Default shall have ever occurred hereunder; PROVIDED, HOWEVER, that the Lender may, in its sole discretion, waive the condition set forth in this clause (c).

3.   PAYMENTS; COMPUTATIONS; TAXES; ETC.

     3.1.   PAYMENTS

     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at its Applicable Lending Office, not later than 12:00 noon Atlanta time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) The Company shall, at the time of making each payment under this Agreement or either Note, specify to the Lender the Loans or other Obligations to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment to the Loans in such manner as it may determine to be appropriate).

     (c) If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding

Business Day and interest shall be payable for any principal so extended for the period of such extension.

     3.2.   COMPUTATIONS

     Interest on Loans and commitment fees shall be computed on the basis of a year of 360 days comprised of twelve thirty-day months for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable.

     3.3.   CERTAIN NOTICES

     Notwithstanding anything contained in Section 10.2. to the contrary, Notices of Borrowings, notices of optional terminations or reductions of the Facility A Commitment, notices of optional terminations or reductions of the Facility B Commitment, notices of optional prepayments of Loans, Notices of Conversion and Notices of Continuations shall be irrevocable and shall be effective only if received by the Lender in writing not later than 12:00 noon Atlanta, Georgia time on the number of Business Days prior to the date of the relevant optional termination, reduction, borrowing, Continuation, Conversion or prepayment specified below:

                                                        NUMBER OF
                                                         BUSINESS
      NOTICE                                           DAYS PRIOR
      ------                                           ----------
      Initial Borrowing on Closing Date                     1
      Subsequent Borrowing of Base Rate Loans            Same Day
      Subsequent Borrowing of LIBOR Loans                   3
      Notice of Conversion to a LIBOR Loan                  3
      Notice of Conversion to a Base Rate Loan              1
      Notice of Continuation                                3
      Termination or reduction of Facility A Commitment     2
      Termination or reduction of Facility B Commitment     2
      Prepayment of Loans                                   1

     Subject to Section 2.5., each such notice of optional termination or reduction of Facility A Commitment or Facility B Commitment shall specify the amount of the Facility A Commitment or the Facility B Commitment, as applicable, to be terminated or reduced. Each notice of borrowing, Conversion or optional prepayment shall specify the Type of Loans to be borrowed, Converted or prepaid and the amount of each Loan to be borrowed, Converted or prepaid and the date thereof (which shall be a Business Day). The provisions of this Section shall not apply to borrowings under Section 2.2.(b) or repayments pursuant to Section 2.11.(b).

     3.4.   TAXES

     (a) Any and all payments by the Company hereunder shall be paid (except to the extent required by law) free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes based on net income imposed on the Lender by the United States (or any political subdivision thereof) in which the Lender has its Applicable Lending Office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable by the Company shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4.) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with Applicable Law.

     (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

     (c) The Company will indemnify the Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.4.) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within five Business Days after the date of receipt of a written demand therefor from the Lender.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to the Lender, the Company will furnish to the Lender, at its address referred to in Section 10.2., the original or a certified copy of a receipt evidencing payment thereof.

     (e) If the Lender claims any additional amounts payable pursuant to this Section, the Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of the Lender, be otherwise disadvantageous to the Lender.

     3.5.   ADDITIONAL COSTS

     (a) EVENTS ENTITLING THE LENDER TO RECEIVE COMPENSATION. The Company shall pay directly to the Lender from time to time such amounts as the Lender may determine in good faith to be necessary to compensate it for any costs which it determines are attributable to its making or maintaining any Loans or its obligation to make any Loans hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which:

          (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or either of the Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of the Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which the Lender has its Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR" in
     Section 1.1.), or any commitment of the Lender (including the Commitment) hereunder.

     (b) DETERMINATION OF AMOUNT OF COMPENSATION. Without limiting the effect of the foregoing provisions of this Section 3.5. (but without duplication), the Company shall pay directly to the Lender from time to time on request such amounts as the Lender may determine to be necessary to compensate the Lender (or, without duplication, the bank holding company of which the Lender is a subsidiary) for any increased costs which it determines in good faith are attributable to the maintenance by the Lender (or any Applicable Lending Office or such bank holding company) of capital in respect of the Commitment or Loans pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender (or any Applicable Lending Office or such bank holding company) to a level below that which the Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request. For purposes of this Section 3.5.(b), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

     (c) NOTICE OF THE OCCURRENCE OF AN EVENT ENTITLING LENDER TO COMPENSATION. The Lender shall notify the Company of any event occurring after the date of this Agreement that will entitle the Lender to compensation under
Section 3.5.(a) or (b) as promptly as practicable and shall furnish to the Company a certificate setting forth the basis and amount of each request by the Lender for compensation, together with calculations in reasonable detail of such amount. Determinations and allocations by the Lender for purposes of this Section 3.5. of the effect of any Regulatory Change pursuant to Section 3.5.(a), of the effect of capital maintained pursuant to
Section 3.5.(b) on its costs or rate of return of maintaining Loans or its obligation to make Loans or on amounts receivable by it in respect of Loans, and of the amounts required to compensate the Lender under this Section, shall be made in a manner consistent with that applied by the Lender in similar contexts and shall be conclusive in the absence of manifest error.

     3.6.   LIMITATION ON TYPES OF LOANS

     Anything herein to the contrary notwithstanding, if on or prior to the determination of LIBOR for any Interest Period the Lender determines (which determination shall be conclusive) that:

          (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

          (b) the relevant rates of interest referred to in the definition of LIBOR in this Agreement upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lender of making or maintaining
     LIBOR Loans for such Interest Period;

then the Lender shall give the Company notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Base Rate Loans into LIBOR Loans, and the Company shall, on the last day(s) of the then-current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.6.

     3.7.   ILLEGALITY

     Notwithstanding any other provision of this Agreement, if it becomes unlawful for the Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then the Lender shall promptly notify the Company thereof and the Lender's obligation to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such time as the Lender may again make and maintain LIBOR Loans.

     3.8.   TREATMENT OF AFFECTED LOANS

     If the obligation of the Lender to make, Continue or Convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to either of the immediately preceding Sections, all outstanding LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the current Interest Period(s) for such LIBOR Loans (or, in the case of a Conversion required by Sections 3.6. or 3.7., on such earlier date as the Lender may specify to the Company) and, unless and until the Lender gives notice as provided below that the circumstances specified in Sections 3.6. or 3.7. which gave rise to such Conversion no longer exist:

         (a) to the extent that any LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such LIBOR Loans shall be applied instead to the Base
     Rate Loans; and

         (b) all Loans which would otherwise be made or Continued as LIBOR Loans shall be made or Continued instead as Base Rate Loans and all Base Rate Loans which would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

     If the Lender gives notice to the Company that the circumstances specified in Sections 3.6. or 3.7. which gave rise to the Conversion of LIBOR Loans pursuant to this Section no longer exist at a time when LIBOR Loans are outstanding, the Lender's Base Rate Loans shall be automatically Converted, at the option of the Company.

     3.9.   COMPENSATION

     The Company shall pay the Lender such amount or amounts as shall be sufficient to compensate the Lender for any loss, cost, or expense which the Lender determines in good faith is attributable to: (a) any payment, prepayment or Conversion of a LIBOR Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 9.) on a date other than the last day of the Interest Period for such Loan; (b) any prepayment of the Facility A Term Loan while it bears interest at a fixed rate as provided in
Section 2.4.(a)(iii) for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 9.) on a date other than the Termination Date; or (c) any failure by the Company for any reason, including without limitation, the failure of any of the conditions precedent specified in
Article 4. to be satisfied, to (i) borrow a LIBOR Loan from the Lender on the date for such borrowing specified in the relevant Notice of Borrowing given pursuant to Section 2.2.(a) or (ii) to convert the Facility A Loans into the Facility A Term Loan pursuant to Section 2.12. after giving the Lender notice of such conversion. Without limiting the effect of the preceding sentence, such compensation shall include with respect to a LIBOR Loan an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then-current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which would otherwise have accrued on such principal amount at a rate per annum equal to the sum of (x) the Adjusted LIBO Rate which would apply to a LIBOR Loan having a principal amount equal to or comparable to such principal amount and with maturities comparable to such period (as determined in good faith by the Lender) plus (y) the percentage above the applicable Adjusted LIBO Rate at which such Loan bears interest under Section 2.4(a) or
(b), as applicable.

4.   CONDITIONS PRECEDENT

     4.1.   INITIAL LOANS

     The obligation of the Lender to make the initial Loans hereunder on the Closing Date is subject to the following conditions:

     (a) CORPORATE DOCUMENTS. The Lender shall have received the following documents, each certified as indicated below:

         (i) a copy of the charter, as amended, of each Loan Party, certified as of a recent date by the Secretary of State of the jurisdiction of its formation, and a certificate as of a recent date from such Secretary of State as to the good standing of such Loan Party;

         (ii) a certificate as of a recent date from the Secretary of State of each state in which each Loan Party is required to qualify to do business as a foreign corporation to the effect that such Loan Party is so qualified;

         (iii) a certificate of the secretary of each Loan Party, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such Loan Party's by-laws as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by such Loan Party's board of directors authorizing the execution, delivery and performance of each of the Credit Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that such Loan Party's charter has not been amended since the date of the certification thereto furnished pursuant to subsection (i) above, and (D) as to the incumbency and specimen signature of each of such Loan Party's officers executing each of the Credit Documents to which such Loan Party is a party (and the Lender may conclusively rely on such certificate until the Lender receives notice in writing from such Loan Party, to the contrary);

         (iv) a certificate of another officer of such Loan Party as to the incumbency and specimen signature of the secretary of such Loan
     Party;

         (v) a certificate of the secretary of the Investor Guarantor dated the Closing Date and certifying (A) that Investor Guarantor's certificate of incorporation has not been amended since December 20, 1995, or if it has been amended, that attached thereto is a true and complete copy of such amendment, (B) that the Investor Guarantor's by-laws have not been amended since December 20, 1995, or if they have been amended, that attached thereto is a true and complete copy of such amendment, and (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Investor Guarantor's board of directors authorizing the execution, delivery and performance of each of the Credit Documents to which the Investor Guarantor is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

         (vi) a certificate of another officer of the Investor Guarantor as to the incumbency and specimen signature of the secretary of the Investor Guarantor;

     (b) NOTES. The Lender shall have received each of the Notes, duly completed and executed by the Company.

     (c)  OPINIONS OF COUNSEL.  The Lender shall have received the opinion of
(i) Gardere & Wynne, L.L.P., counsel to the Company and the Subsidiary Guarantors, substantially in the form of Exhibit J and (ii) Gardere & Wynne, L.L.P., counsel to the Investor Guarantor, in form and substance satisfactory to the Lender and its counsel.

     (d) INSURANCE. The Lender shall have received certificates of insurance evidencing the existence of all insurance required to be maintained by each Loan Party pursuant to the Credit Documents to which it is a party and Section
6.4. hereof, together with loss payable clauses as required by such Credit Documents. In addition, the Company shall have delivered a certificate of the chief financial officer of the Company stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

     (e) HISTORICAL FINANCIAL STATEMENTS. The Lender shall have received the following in form and substance satisfactory to the Lender: (i) the unaudited combined pro forma balance sheets and statements of operations of the Company for the fiscal year ended July 31, 1996, and (ii) the respective unaudited combined pro forma balance sheets and statements of operations of the Company for the six (6) month period ending January 31, 1997 (collectively, the "Historical Financial Statements").

     (f) PROJECTED FINANCIAL STATEMENTS. The Lender shall have received pro forma projected financial statements reflecting the forecasted financial condition and results of operations of the Company on a quarterly basis for the period from August 1, 1997 through July 31, 1998 in form and substance satisfactory to Lender (the "Projected Financial Statements");

     (g) FEES, EXPENSES AND OTHER CONSIDERATION. The Lender shall have received all amounts payable by the Company in respect of fees and expenses, including the fees required by Section 2.8.(a) and attorney's fees, to the extent due and payable on or prior to the making of the initial Loans hereunder.

     (h) LIEN SEARCHES. The Lender shall have received favorable UCC, tax, judgment and lien search reports (including without limitation, searches of the records of the United States Patent and Trademark Office) with respect to each Loan Party in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior liens on any of the Collateral other than Permitted Liens.

     (i) REPAYMENT OF EXISTING INDEBTEDNESS. The Lender shall have received evidence that all Indebtedness of the Company and its Subsidiaries (other than Indebtedness to be incurred hereunder and the Indebtedness permitted under
Section 7.3.) in existence on the Closing Date shall have been repaid in full as of the Closing Date and that any Liens on the assets of the Company and its Subsidiaries (other than Permitted Liens) shall have been released; and the Lender shall have received such UCC termination statements and other instruments, in each case in proper form for recording, as the Lender shall have requested to release and terminate of record all Liens on any such assets (or arrangements for such release and termination satisfactory to the Lender shall have been made).

     (j) GUARANTIES. The Lender shall have received a First Amendment to the Investor Guaranty substantially in the form of Exhibit A duly executed and delivered by the Investor Guarantor and each Subsidiary Guaranty, duly executed and delivered by each Subsidiary Guarantor.

     (k) SECURITY AGREEMENT AND FINANCING STATEMENTS. The Lender shall have received each Security Agreement to be executed by each Loan Party, duly executed and delivered by such Loan Party. In addition, each Loan Party shall have delivered to the Lender appropriately completed and duly executed copies of UCC financing statements as the Lender may request in order to perfect the security interests created pursuant to each such Security Agreement.

     (l) PLEDGE AGREEMENT. The Lender shall have received the Pledge Agreements to be executed by the Company and FormMaker Software, Inc. ("FormMaker"), duly executed and delivered by the Company and FormMaker. In addition, the Lender shall have received each of the following: (i) all certificates, if any, representing all of the issued and outstanding capital stock, membership interest and other equity interest of each Subsidiary of the Company and FormMaker, as applicable and (ii) stock powers duly endorsed in blank relating to all such certificates.

     (m) LIQUIDITY AGREEMENT. The Lender shall have received a copy of that certain Liquidity Agreement dated as of January 15, 1997 (the "Liquidity Agreement"), by and among the Company, the Investor Guarantor, Technology Leaders II L.P. and Technology Leaders II Offshore C.V. certified as true and correct by an officer of the Company.

     (n) OTHER DOCUMENTS. The Lender shall have received such other documents, instruments, agreements and certifications as the Lender or counsel to the Lender may reasonably request in connection with this Agreement.

     4.2.   INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT

     The obligation of the Lender to make any Loan hereunder (including the initial Loans), and the Company's right to convert Facility A Loans into the Facility A Term Loan pursuant to Section 2.12., are each subject to the further condition precedent that, both immediately prior to the making of such Loan, or the conversion of such Loans, and also after giving effect thereto:

     (a)  no Default or Event of Default shall have occurred and be continuing;

     (b) the representations and warranties made or deemed made by the Company in Article 5. and by the Company and the other Loan Parties in each of the other Credit Documents shall be true, complete and correct in all material respects on and as of the date of the making of such extension of credit with the same force and effect as if made on and as of such date (or, in the case of any such representation and warranty made only as of a particular date, as of such particular date); and

     (c) the Lender shall have timely received (i) in the case of a borrowing of a Loan, a duly executed Notice of Borrowing and (ii) in the case of the conversion of Facility A Loans under Section 2.12., the applicable notice required under such Section.

     Each Notice of Borrowing hereunder, and any notice given under Section 2.12., shall constitute a certification by the Company to the effect set forth in subsections (a) through (c) above (both as of the date of such notice and as of the date of such extension of credit).

     4.3.   CONDITIONS TO ACQUISITIONS

     The ability of the Company to consummate an Acquisition of a Seller without violating Section 7.1., and the obligation of the Lender to make any Loan hereunder, the proceeds of which will be used to finance such Acquisition, are subject to the condition precedent that on or prior to the date (the "Acquisition Date") such Loan is to be made or such Acquisition is to be consummated (or such earlier date as may be provided below):

     (a) DESCRIPTION OF TRANSACTION. The Lender shall have received not less than 30 days prior to the Acquisition Date (or in the case of a Small Acquisition, on or prior to the Acquisition Date), (x) a written description of the Acquisition in detail reasonably satisfactory to the Lender, such description to include a description of (i) the purchase price of such Acquisition, (ii) the method and structure of payment thereof and (iii) the Seller and (y) in the case of a Significant Acquisition, the current draft of the Purchase Agreement.

     (b) HISTORICAL FINANCIAL STATEMENTS. If such Acquisition is a Significant Acquisition, the Lender shall have received not less than 15 days prior to the Acquisition Date, the following: (i) an audited (or unaudited if audited statements are not available) balance sheet, statement of operations and statement of cash flows for such Seller for the two fiscal years most recently ended and (ii) if then available, an unaudited balance sheet, statement of operations and statement of cash flows for such Seller for the fiscal quarter most recently ending prior to the Acquisition Date (collectively, the "Acquisition Historical Financial Statements").

     (c) PRO FORMA FINANCIAL STATEMENTS. If such Acquisition is a Significant Acquisition, the Lender shall have received not less than 15 days prior to the Acquisition Date, pro forma projected financial statements in form reasonably satisfactory to the Lender reflecting the forecast financial condition and results of operations of such Seller, the Company and its Consolidated Subsidiaries on a monthly basis for the next fiscal year (the "Acquisition Projected Financial Statements").

     (d) CORPORATE DOCUMENTS. If such Acquisition is a Significant Acquisition and involves any New Subsidiaries, the Lender shall have received the following documents, each certified as indicated below:

          (i) a copy of the charter of each such New Subsidiary, certified as of a recent date by the Secretary of State of the jurisdiction of its formation, and a certificate as of a recent date from such Secretary of State as to the good standing of such New Subsidiary;

          (ii) a certificate as of a recent date from the Secretary of State of each state in which each such New Subsidiary is required to qualify to do business as a foreign corporation to the effect that such New Subsidiary is so qualified, or, if unavailable, evidence satisfactory to the Lender that each such New Subsidiary has taken appropriate steps to so qualify;

          (iii) a certificate of the secretary of each such New Subsidiary, dated the Acquisition Date and certifying (A) that attached thereto is a true and complete copy of such New Subsidiary's by-laws as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by such New Subsidiary's board of directors authorizing the execution, delivery and performance of each of the Credit Documents to which such New Subsidiary is or is to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that such New Subsidiary's charter has not been amended since the date of the certification thereto furnished pursuant to subsection (i) above, and (D) as to the incumbency and specimen signature of each of such New Subsidiary's officers executing each of such Credit Documents (and the Lender may conclusively rely on such certificate until the Lender receives notice in writing from such New Subsidiary, to the contrary); and

          (iv) a certificate of another officer of such New Subsidiary as to the incumbency and specimen signature of the secretary of such New Subsidiary.

     (e) ACQUISITION DOCUMENTS. In the case of a Significant Acquisition, on the Acquisition Date: (i) the Lender shall have received fully executed copies of all of the Acquisition Documents and any amendments thereto; (ii) the applicable Purchase Agreement shall be in full force and effect and (iii) the Lender shall have received a certificate from the Company's chief executive or chief financial officer to the effect set forth in the immediately preceding clauses (i) and (ii).

     (f) ASSIGNMENT OF ACQUISITION DOCUMENTS. In the case of a Significant Acquisition, the Lender shall have received an Assignment of Acquisition Documents duly executed by any New Subsidiary or any other existing Loan Party having rights under such Purchase Agreement or any of the other Acquisition Documents being executed in connection with such Purchase Agreement. In addition, the Lender shall have received the acknowledgment respect to the Assignment of Acquisition Documents, in the form attached thereto.

     (g) LIEN SEARCHES. In the case of a Significant Acquisition, the Lender shall have received UCC, tax, judgment and lien search reports in form and substance satisfactory to the Lender with respect to the Seller and each New Subsidiary in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior liens on any of the Collateral other than Permitted Liens or Liens to be released prior to or at the time of the consummation of such Significant Acquisition.

     (h) SECURITY AGREEMENTS. In the case of a Significant Acquisition, the Lender shall have received a Security Agreement from each such New Subsidiary. In addition, each such New Subsidiary shall have filed appropriately completed and duly executed copies of UCC financing statements, and taken such other action, as the Lender shall have reasonably requested in order to perfect the security interests created pursuant to such Security Agreement.

     (i) PLEDGE AGREEMENTS. In the case of a Significant Acquisition, the Lender shall have received from each Loan Party owning any issued and outstanding capital stock of each such New Subsidiary, (i) if such Loan Party has previously executed and delivered a Pledge Agreement, an amendment (in form and substance satisfactory to the Lender) to such Pledge Agreement subjecting to the Lien thereof such capital stock or (ii) if such Loan Party not has previously executed and delivered a Pledge Agreement, a Pledge Agreement granting to the Lender a Lien in such capital stock. In addition, the Lender shall have received each of the following: (x) all stock certificates representing all of such capital stock, and (y) stock powers duly endorsed in blank by the applicable Loan Parties relating to all such stock certificates.

     (j) GUARANTIES. In the case of a Significant Acquisition, the Lender shall have received a Guaranty from each such New Subsidiary

     (k) OPINIONS OF COUNSEL. In the case of a Significant Acquisition, the Lender shall have received an opinion counsel to the Loan Parties regarding (i) the due organization of each such New Subsidiary; (ii) the corporate authority of any New Subsidiary or other Loan Party delivering a Credit Document pursuant to this Section; (iii) the execution, delivery and enforceability of such Credit Documents; (iv) noncontravention of Applicable Law by such Acquisition or by the execution, delivery and performance by such New Subsidiary and such Loan Parties of such Credit Documents; (v) validity and perfection of any security interests granted under any Security Document delivered under this Section and (vi) such other matters as the Lender or its counsel may reasonably request.

     (l) OTHER DOCUMENTS. The Lender shall have received such other documents, instruments, agreements and certifications as the Lender or its counsel may reasonably request.

     4.4. CLOSING DOCUMENTS FOR NON-SIGNIFICANT ACQUISITIONS

     Within 15 days after the date of consummation of an Acquisition that is not a Significant Acquisition, the Company shall deliver to the Lender, each of the following in form and substance satisfactory to the Lender:

     (a) CORPORATE DOCUMENTS. If such Acquisition involved any New Subsidiaries, the following documents, each certified as indicated below:

          (i) a copy of the charter of each such New Subsidiary, certified as of a recent date by the Secretary of State of the jurisdiction of its formation, and a certificate as of a recent date from such Secretary of State as to the good standing of such New Subsidiary;

          (ii) a certificate as of a recent date from the Secretary of State of each state in which each such New Subsidiary is required to qualify to do business as a foreign corporation to the effect that such New
     Subsidiary is so qualified;

          (iii) a certificate of the secretary of each such New Subsidiary, dated the Acquisition Date and certifying (A) that attached thereto is a true and complete copy of such New Subsidiary's by-laws as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by such New Subsidiary's board of directors authorizing the execution, delivery and performance of each of the Credit Documents to which such New Subsidiary is or is to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that such New Subsidiary's charter has not been amended since the date of the certification thereto furnished pursuant to subsection (i) above, and (D) as to the incumbency and specimen signature of each of such New Subsidiary's officers executing each of such Credit Documents (and the Lender may conclusively rely on such certificate until the Lender receives notice in writing from such New Subsidiary, to the contrary); and

          (iv) a certificate of another officer of such New Subsidiary as to the incumbency and specimen signature of the secretary of such New Subsidiary.

     (b) ACQUISITION DOCUMENTS. (i) the Lender shall have received fully executed copies of all of the Acquisition Documents and any amendments thereto and (ii) the Lender shall have received a certificate from the Company's chief executive or chief financial officer to the effect set forth in the immediately preceding clause (i) and also stating that the applicable Purchase Agreement is in full force and effect.

     (c) LIEN SEARCHES. The Lender shall have received UCC, tax, judgment and lien search reports in form and substance satisfactory to the Lender with respect to the Seller and each New Subsidiary in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior liens on any of the Collateral other than Permitted Liens or Liens that were released prior to or in connection with such Significant Acquisition (together with evidence of such release).

     (d) SECURITY AGREEMENTS. The Lender shall have received a Security Agreement from each such New Subsidiary. In addition, each such New Subsidiary shall have filed appropriately completed and duly executed copies of UCC financing statements, and taken such other action, as the Lender shall have reasonably requested in order to perfect the security interests created pursuant to such Security Agreement.

     (e) PLEDGE AGREEMENTS. The Lender shall have received from each Loan Party owning any issued and outstanding capital stock of each such New Subsidiary, (i) if such Loan Party has previously executed and delivered a Pledge Agreement, an amendment (in form and substance satisfactory to the Lender) to such Pledge Agreement subjecting to the Lien thereof such capital stock or (ii) if such Loan Party not has previously executed and delivered a Pledge Agreement, a Pledge Agreement granting to the Lender a Lien in such capital stock. In addition, the Lender shall have received each of the following: (x) all stock certificates representing all of such capital stock, and (y) stock powers duly endorsed in blank by the applicable Loan Parties relating to all such stock certificates.

     (f) GUARANTIES. The Lender shall have received a Guaranty from each such New Subsidiary.

     (g) OTHER DOCUMENTS. The Lender shall have received such other documents, instruments, agreements and certifications as the Lender or its counsel may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Lender that the following statements are, and after giving effect to the Transactions, will be, true and correct:

     5.1.   CORPORATE EXISTENCE

     Each of the Company and the other Loan Parties (a) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power, and has all Governmental Approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted and to consummate the Transactions; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect, all of which such jurisdictions are set forth on Schedule 5.1.

     5.2.   AUTHORIZATION; NO CONFLICT

     The execution, delivery and performance by the Company and the other Loan Parties of each of the Credit Documents and the Acquisition Documents to which any is a party and the consummation of the Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Company and each such Loan Party and (b) will not (i) violate any provision of Applicable Law, or any order of any Governmental Authority or any provision of the charter or by-laws of the Company or any other Loan Party,
(ii) violate, conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or an event of default under any Material Contract to which the Company or any other Loan Party is a party or by which the Company or any other Loan Party or any of its property is or may be bound, or (iii) result in the creation or imposition of any Lien upon any property or assets of the Company or any other Loan Party (except pursuant to the Security Documents).

     5.3.   ENFORCEABILITY

     This Agreement and each other Credit Document have been duly executed and delivered by the Company and each of the other Loan Parties (to the extent it is a party thereto) and constitute the legal, valid and binding obligations of the Company and the other Loan Parties enforceable against the Company and the other Loan Parties in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting generally the enforcement of creditors' rights and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     5.4.   APPROVALS

     No Governmental Approvals are necessary for the execution, delivery or performance by the Company and the other Loan Parties of the Credit Documents or the Acquisition Documents to which any of them is a party or for the validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

     5.5.   FINANCIAL CONDITION

     (a) The Historical Financial Statements of the Company are complete and correct in all material respects and fairly present the financial condition and results of operations of the Company as of and for the periods covered thereby. During the period from July 31, 1996 through and including the Closing Date, there has been no material adverse change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company.

     (b) The Pro Forma Opening Balance Sheet fairly presents the pro forma financial condition of the Company as of the Closing Date. The Projected Financial Statements are based on the assumptions set forth therein and, as of the date hereof, constitute, in the good faith judgment of the Company, reasonable estimations of future performance of the Company.

     (c) With respect to a given Significant Acquisition, to the Company's actual knowledge (i) the Acquisition Historical Financial Statements of the Seller fairly present the financial condition and results of operations of the Seller as of and for the periods covered thereby; and (ii) the Acquisition Projected Financial Statements are based on the assumptions set forth therein and constitute, in the good faith judgment of the Company, reasonable estimations of future performance of the Company, its Consolidated Subsidiaries and the applicable Seller.

     5.6. LITIGATION

     Except as set forth on Schedule 5.6., there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the Company's knowledge, threatened against the Company or any other Loan Party or their respective business, property or rights (i) which involve any Credit Document or any Acquisition Document or any Transaction or
(ii) which, if adversely determined could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There exists no judgment, order, injunction or other restraint issued or filed which is material to the Company or any other Loan Party, or any of their respective businesses, properties or rights, or which prohibits or adversely affects any of the Transactions.

     5.7. FEDERAL RESERVE REGULATIONS

     Neither the Company nor any of the other Loan Parties is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, will be used (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin

Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations G, T, U or X. As used herein, the term "Margin Stock" shall mean margin stock within the meaning of Regulations G, T, U and X.

     5.8. ERISA

     (a) Neither the Company nor any other Loan Party maintains or contributes to any Employee Benefit Plan or Multiemployer Plan other than those identified on Schedule 5.8.

     (b) The Company and each other Loan Party are in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such Plan has been determined to be exempt from federal income tax under
Section 501(a) of the Code. The actuarial present value of all accumulated benefit obligations under each Plan, as disclosed in the most recent actuarial report with respect to such Plan, does not exceed the fair market value of the assets of such Plan. No material liability has been incurred by the Company or any other Loan Party or any of their ERISA Affiliates which remains unsatisfied for any taxes, penalties or other amount (other than contributions in the ordinary course) with respect to any Employee Benefit Plan or any Multiemployer Plan, and to the Company's actual knowledge no such material liability is expected to be incurred.

     (c) Neither the Company nor any other Loan Party has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

     (d) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan maintained or contributed to by the Company or any other Loan Party which could have a Material Adverse Effect.

     (e) No proceeding, claim (other than routine claims for benefits), lawsuit and/or investigation is existing or, to the Company's actual knowledge, threatened concerning or involving any Employee Benefit Plan or Multiemployer Plan maintained or contributed to by the Company or any other Loan Party.

     5.9. TAXES

     Except as set forth on Schedule 5.9., each of the Company and the other Loan Parties has filed all federal income tax returns and all other tax returns and reports, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees and other governmental charges shown to be due and payable by it on such returns or reports. All such returns are true and correct in all material respects. Except as set forth on such Schedule, each of the Company and the other Loan Parties has paid or, in the case of taxes which are not yet due and payable or are being contested in good faith, has provided adequate reserves for the payment of, all federal, state and foreign taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. To the Company's actual knowledge, there is no proposed tax assessment against the Company or any other Loan Party.

     5.10.  INVESTMENT COMPANY ACT

     Neither the Company nor any other Loan Party is an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.11.  PUBLIC UTILITY HOLDING COMPANY ACT

     Neither the Company nor any other Loan Party is a "holding company" nor an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.12.  MATERIAL AGREEMENTS

     Other than this Agreement, the other Credit Documents, the Acquisition Documents and except as set forth on Schedule 5.12., neither the Company nor any other Loan Party is a party to or otherwise bound or affected by (a) except as otherwise permitted by Sections 7.3. and 7.4., any credit agreement, loan agreement, indenture, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any other Loan Party, or (b) any collective bargaining agreement, management agreement, employment agreement or consulting agreement. Neither the Company nor any other Loan Party is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The representations and warranties in subsection (b) of the first sentence of this Section are made as of the Closing Date only.

     5.13.  ENVIRONMENTAL AND SAFETY MATTERS

     The Company and each of the other Loan Parties has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals the failure with which to be in compliance would have a Materially Adverse Effect. Each of the Company and each other Loan Party is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws. The Company is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Company or any of the other Loan Parties, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice or violation, investigation, or proceeding pending or, to the Company's knowledge, threatened, against the Company or any of the other Loan Parties relating in any way to Environmental Laws.

     5.14.  SUBSIDIARIES

     Except as set forth on Schedule 5.16., the Company has no Subsidiaries, and except as set forth on such Schedule, all such Subsidiaries are Wholly-Owned Subsidiaries of the Company.

     5.15.  COMPLIANCE WITH LAW

     The Company and each of the other Loan Parties are in compliance with all Applicable Laws of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their respective business and the ownership of their respective property, except such noncompliance as could not reasonably be expected to individually or in the aggregate, have a Material Adverse Effect.

     5.16.  CAPITALIZATION

     All of the outstanding capital stock of the Company is validly issued, fully paid and non-assessable. Schedule 5.16. correctly sets forth the corporate structure and ownership interests of each of the Company's Subsidiaries, including the correct legal name of each such Loan Party, and the shareholders or other Persons holding equity interests in each such Loan Party and their percentage equity or voting interest. Except as set forth on
Schedule 5.16., there are no outstanding securities convertible into or exchangeable for any capital stock (collectively, "capital stock equivalents") of the Company or any other Loan Party or any outstanding subscriptions, options, warrants, calls, rights (including without limitation, preemptive rights) or other agreements or commitments of any nature relating to or exercisable for capital stock or capital stock equivalents of the Company or any other Loan Party.

     5.17.  TITLE TO PROPERTIES

     Except as set forth on Schedule 5.17., each of the Company and the other Loan Parties have good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all Liens other than Permitted Liens.

     5.18.  SOLVENCY

     After fiving effect to the Transactions, the Company and each other Loan Party will be Solvent.

     5.19.  CONDUCT OF BUSINESS

     The Company and its Subsidiaries are engaged in the business of developing and marketing document automation software and providing both related and complementary services.

     5.20.  REPRESENTATIONS AND WARRANTIES IN ACQUISITION DOCUMENTS

     Each representation and warranty made or deemed made by the Company or any other Loan Party in any of the other Credit Documents and the Acquisition Documents is hereby deemed made to and for the benefit of the Lender as if the same were set forth herein in full.

     5.21.  PERFORMANCE OF CONTRACTS, ETC.

     Neither the Company nor any of the other Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract, agreement, indenture, mortgage, lease or other binding understanding or arrangement of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, in each case, that could have a Material Adverse Effect.

     5.22.  DISCLOSURE

     No representation or warranty of the Company or any other Loan Party made or deemed made in this Agreement, any other Credit Document, any Acquisition Document, the financial statements referred to in Section 4.1.(e) through (g), or any other document, certificate or written statement furnished to the Lender by or on behalf of any such Person for use in connection with any of the Transactions, contained, as of the date made or deemed made or as of the date thereof, any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to the Company that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

     5.23.  REPRESENTATIONS REGARDING ACQUISITIONS

     To the extent any representation or warranty contained in this Article 5. relates to an Acquisition and the Transactions relating thereto, such representation or warranty shall be deemed made only on and as of the (a) the date such Acquisition has been consummated and (b) the date of the making of the Loan any of the proceeds of which are used in whole or in part to finance such Acquisition.

6.   AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, so long as the Credit Facility is in effect or the principal or interest on any Loan or any Obligation shall remain unpaid, the Company will, and (as applicable) will cause each of the other Loan Parties to:

     6.1.   FINANCIAL STATEMENTS AND OTHER INFORMATION

     Deliver to the Lender:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, audited consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related audited consolidated balance sheet as of the end of such fiscal year, accompanied by an unqualified report of the Company's independent auditors (who shall be of nationally recognized standing), stating that such financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with GAAP;

     (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company, a consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and the related consolidated balance sheet as of the end of such period, accompanied by a certificate of the chief financial officer of the Company, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with GAAP (subject to normal year-end adjustments and absence of full footnote disclosures);

     (c) simultaneously with the delivery of the annual financial statements referred to in Section 6.1.(a), a report addressed to the Company by the independent auditors who audited such statements (i) stating that, in connection with their audit of such statements (and without conducting any procedures other than those customarily conducted in a year-end audit), such auditors have obtained no knowledge of any condition or event which constitutes a Default or Event of Default as at the end of such fiscal year of the Company, or if such auditors shall have obtained knowledge of any such condition or event, specifying in such report each such condition or event of which they have knowledge and the nature and status thereof and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with the covenants contained in Sections 7.3. and 7.4. and
Article 8.;

     (d) simultaneously with the delivery of the quarterly financial statements pursuant to Section 6.1.(b), a certificate of the chief financial officer of the Company (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company (or such other Person, as appropriate) has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with the covenants contained in Sections 7.3. and 7.4. and
Article 8., in each case as of the end of the period for which such financial statements are delivered;

     (e) if the Investor Guaranty has been released pursuant to Section 2.14., within 30 days of the end of each calendar month, a Borrowing Base Certificate as of the last Business Day of such month, together with a schedule of receivables as of the date of such Borrowing Base

Certificate setting forth an aged trial balance in summary form of the Company's then existing Receivables, and also specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on an aggregate amount of Receivables which constitutes 5% or more of the Company's Eligible Receivables;

     (f) within 30 days of the Closing Date, a pro forma balance sheet of the Company, dated as of the Closing Date and giving effect to the consummation of the transaction contemplated hereby, in form and substance satisfactory to the Lender (the "Pro Forma Opening Balance Sheet");

     (g) promptly upon the receipt thereof, copies of all "management letters" received by the Company or any other Loan Party from its independent accountants;

     (h) as soon as possible, and in any event within thirty days after the Company or any other Loan Party knows or has reason to know that any of the events or conditions specified below have occurred or exist, a statement signed by the chief financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company, any other Loan Party or its ERISA Affiliates proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or any other Loan Party or any of its ERISA Affiliates as of such date with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan of the Company or any other Loan Party or any of its ERISA Affiliates, as to which the PBGC has not by regulation waived the requirement of Section 4043 (a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with
     Section 412(d) of the Code);

          (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan of the Company or any other Loan Party or any of its ERISA Affiliates or the termination of any such Plan;

          (iii)     the institution by the PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of the Company or any other Loan Party or any of its ERISA Affiliates, or the receipt by the Company or any other Loan Party or any of its ERISA Affiliates of a notice from a Multiemployer Plan of the Company or any other Loan Party or any of its ERISA Affiliates that such action has been taken by the PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal by the Company or any other Loan Party or any of its ERISA Affiliates under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any other Loan Party or any such ERISA Affiliate of notice from such a Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, which in any such case could reasonably be expected to result in the imposition of withdrawal liability upon the Company or any other Loan Party or any of its ERISA Affiliates;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any other Loan Party or any of its ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

          (vi) the fair market value of the assets of any Plan does not equal or exceed the accumulated benefit obligations with respect to such Plan, as disclosed on the most recent actuarial report with respect to such Plan.

     (i) promptly after the Company obtains knowledge of the occurrence of any Default or Event of Default, a notice of such Default or Event of Default describing the same in reasonable detail together with a description of the action that the Company (or such other appropriate party, as the case may be) has taken and proposes to take with respect thereto;

     (j) promptly after receipt of written request from the Lender, such other information regarding the business, affairs or financial condition of the Company or any other Loan Party as the Lender may reasonably request;

     (k) as soon as possible, and in any event within ten Business Days after the Company receives notice or otherwise has knowledge that any of the following events have occurred or exist, a statement signed by the chief financial officer of the Company setting forth details regarding such event or condition and the action, if any, which the Company proposes to take with respect thereto (along with all relevant documentation): (A) any violation by the Company or any other Loan Party of any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (B) any request for information or notice of potential responsibility under Environmental Laws with respect to cleanup of any property or facility of the Company or any other Loan Party or any offsite location; (C) the imposition of any Lien on any assets of the Company or any other Loan Party under Environmental Laws; (D) the commencement of any litigation, enforcement action or investigation with respect to the Company or any other Loan Party under Environmental Laws; or (E) any Release or threatened Release of any Hazardous Material at or from any property or facility of the Company or any other Loan Party;

     (l) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Company or any other Loan Party shall have provided to its stockholders or filed with the Securities and Exchange Commission (or any governmental agency substituted therefor), any national securities exchange or the National Association of Securities Dealers, Inc.;

     (m) simultaneously with the delivery of the annual financial statements referred to in Section 6.1(a), pro forma projected financial statements reflecting the forecasted financial condition and results of operations of the Company on a quarterly basis for the next succeeding fiscal year;

     (n) promptly upon receipt thereof, copies of any notification or other communication regarding any claim or potential claim for indemnification under any Acquisition Documents relating to any Significant Acquisition;

     (o) prompt notice of the terms of any proposed amendment to, or modification or waiver of any of the material terms of any of the Acquisition Documents relating to any Significant Acquisition; and

     (p) simultaneously with the delivery of the annual financial statements referred to in Section 6.1.(a), capital and operating expense budgets, projections of sources and applications of funds and profit and loss projections for the Company (and each of its Consolidated Subsidiaries) on a consolidated basis for each month of the next succeeding fiscal year, all itemized in reasonable detail and prepared by the Company. Any material revisions made in such budgets or projects shall be furnished promptly to the Lender.

     6.2.   LITIGATION

     Promptly (and in any event within three Business Days of receipt) give to the Lender notice of the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding affecting the Company or any of the other Loan Parties, whether at law or in equity by or before any Governmental Authority which if adversely determined could reasonably be expected to result in liability to the Company or any of the other Loan Parties in an amount equal to or exceeding $250,000 (including the amount of any deductible paid or required to be paid by the Company or any other Loan Party under the terms of its insurance policies, but NET of any amounts acknowledged in writing by the applicable insurer(s) to be fully covered by insurance) or would otherwise have a Material Adverse Effect, and of any adverse development in respect of such legal or other proceedings.

     6.3.   CORPORATE EXISTENCE, ETC.

     Except as expressly permitted by this Agreement: preserve and maintain its corporate existence, and all of its material rights, privileges and franchises; comply in all material respects with the requirements of all Applicable Laws, rules, regulations and orders of all Governmental Authorities; maintain all of its material properties used in its business in sufficient working order and condition so as to permit such Loan Party to conduct its business; and preserve and enforce its rights (including rights to indemnification) under any Material Contracts, except where the failure to do so would not have a Material Adverse Effect in the reasonable judgment of the Lender.

     6.4.   INSURANCE

     Keep insured by financially sound and reputable insurers all property of a character usually insured by entities engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such businesses and carry such other insurance as is usually carried by such businesses. Without limiting the obligations of the Company and the other Loan Parties under the foregoing provisions of this Section, in the event the Company or any of the other Loan Parties shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section or any of the other Credit Documents, then the Lender may upon notice to the Company or such other Loan Party, but shall have no obligation to, procure insurance covering the interests of the Lender in such amounts and against such risks as the Lender shall deem appropriate, and the Company shall reimburse the Lender in respect of any premiums paid by the Lender as provided in Section 10.3.(c).

     6.5.   OBLIGATIONS AND TAXES

     Pay its Indebtedness and other obligations in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, and in any event before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings which effectively stay the execution of any such Lien and the Company shall (or shall cause the applicable Loan Party to) set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     6.6.   MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS

     Maintain all financial records in accordance with GAAP and permit any representatives designated by the Lender upon reasonable notice to visit and inspect the properties of the Company or any of the other Loan Parties and to inspect their financial and business records and make extracts therefrom and copies thereof, all at reasonable times during normal business hours and in a manner so as not to unreasonably disrupt the operations of the Company or the other Loan Parties and as often as reasonably requested, and permit the Lender or any representatives designated by the Lender upon reasonable notice to discuss the affairs, finances and condition of the Company or any of the other Loan Parties with the officers thereof and, after prior notice to the Company (so long as no Event of Default has occurred and is continuing), independent accountants therefor.

     6.7.   ENVIRONMENTAL AND SAFETY MATTERS

     For the purposes of protecting the Lender's security interest in the Collateral and preserving the Company's ability to satisfy its Obligations:

     (a) Comply with all Environmental Laws applicable to it or any of its property or facilities in all material respects.

     (b) Keep its properties and facilities free from any Liens which could reasonably be expected to have a Material Adverse Effect arising under any Environmental Laws.

     (c) Respond promptly to any Release or threatened Release of any Hazardous Materials in a manner which complies in all material respects with all Environmental Laws and mitigates any associated risk to human health or the environment to the maximum extent commercially practicable.

     (d) If the Lender at any time has reason to believe that any property or facility owned or operated by the Company or any other Loan Party has been or may be either (i) operated in violation of any Environmental Laws; (ii) contaminated with any Hazardous Materials; or (iii) subject to any government-imposed obligation to conduct any environmental investigation or clean-up, any of which, in the good faith judgment of the Lender may impair in any material respect the value of the Collateral or the ability of the Company or any of the other Loan Parties to satisfy any of their respective Obligations, the Company shall, upon the written request of the Lender, at the Company's sole cost and expense, conduct such investigation or study, through retention of a consulting firm reasonably satisfactory to the Lender, as is necessary in the good faith judgment of the Lender to demonstrate that no such impairment could reasonably be expected to have a Material Adverse Effect.

     6.8.   ADDITIONAL SECURITY

     If and to the extent requested by the Lender from time to time, execute and deliver such additional documents and take such other action as may be necessary or desirable in the reasonable opinion of the Lender in order to assure and confirm that all Obligations are secured in a manner acceptable to the Lender by a first priority Lien on substantially all present and future assets of the Company and the other Loan Parties (other than Intellectual Property, unless a security interest in Intellectual Property in granted to the Lender pursuant to Section 6.12. hereof) subject only to Permitted Liens.

     6.9.   DEPOSIT ACCOUNTS/CASH MANAGEMENT SERVICES

     For the purpose of protecting the Lender's security interest in the Collateral and enabling the Lender to monitor the proceeds of Collateral and the uses of cash by the Company and the other Loan Parties, maintain all of its primary operating accounts and cash management service relationships with the Lender or its Texas Affiliate.

     6.10.  CHANGE IN MANAGEMENT GROUP

     Immediately notify the Lender if any member of the Management Group shall terminate their employment with the Company or otherwise cease to be employed by the Company in a senior management position.

     6.11.  ENFORCEMENT OF REMEDIES UNDER ACQUISITION DOCUMENTS

     If the Company becomes aware of or otherwise has knowledge of any facts that could give rise to any material claim for indemnification from any party under any Acquisition Document, assert or cause the assertion of such claim against such party before the date on which such claim may no longer be made under such Acquisition Document, and in asserting any such claim shall comply with all requirements for asserting such claims under the Acquisition Documents.

     6.12.  LIEN ON INTELLECTUAL PROPERTY.

     If either of the following occurs:

     (a) the ratio of (i) Funded Debt of the Company and its Consolidated Subsidiaries TO (ii) Adjusted EBITDA of the Company and its Consolidated Subsidiaries for the four fiscal quarter period most recently ending exceeds
2.25 to 1.0 at any time; or

     (b) the ratio of (i) Adjusted EBITDA of the Company and its Consolidated Subsidiaries for the four fiscal quarter period most recently ended (the "Prior Period") TO (ii) the sum of (x) Interest Expense of the Company and its Consolidated Subsidiaries for such four fiscal quarter period PLUS (y) Current Maturities of the Company and its Consolidated Subsidiaries for the four fiscal quarter period immediately following the Prior Period is less than 1.75 to 1.0 at any time;

then, within 30 days of the Lender's request therefor, the Company shall, at its sole cost and expense, take any and all actions requested by the Lender to grant to the Lender a security interest in and first priority lien on all Intellectual Property owned by the Company and each Subsidiary Guarantor including, without limitation, the execution and delivery of security agreements, financing statements, and filings with the United States Patent and Trademark Office.

7.   NEGATIVE COVENANTS

     The Company covenants and agrees that, so long as the Credit Facility is in effect or the principal or interest on any Loan or any Obligation shall remain unpaid, the Company will not, nor will it permit any of the Loan Parties to:

     7.1.   PROHIBITION OF FUNDAMENTAL CHANGES

     Effect any of the following: (i) any transaction of merger, consolidation, recapitalization, reorganization, liquidation or dissolution (other than the merger of a Subsidiary of the Company with and into (x) the Company pursuant to which the Company is the surviving corporation, (y) any Wholly-Owned Subsidiary of the Company pursuant to which such Wholly-Owned Subsidiary is the surviving corporation or (z) another Person which Person becomes a Wholly-Owned Subsidiary after giving effect to such merger); or (ii) the sale, transfer, lease, contribution or other conveyance, or the granting of options, warrants or other rights (excluding options, warrants or other rights with respect to the Company's stock) with respect to, any of its assets to any Person other than sales of assets in the ordinary course of business; or (iii) engage in any line of business other than those engaged in or similar to those engaged in by the Company or such other Loan Party, as applicable, on the Closing Date; or
(iv) any Acquisition or any other transaction of acquisition of another Person, or of substantially all of the assets of another Person, or of a distinct operating division of another Person, unless (A) at the time of such transaction, such other Person is engaged in, or such assets are to be used in, the same or similar line(s) of business as those described in Section 5.19.,
(B) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such transaction, and (C) the applicable conditions precedent contained in Section 4.3. have been satisfied.

     7.2.   LIMITATION ON LIENS

     Without the Lender's prior written consent, (i) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Permitted Liens or (ii) enter into or assume any agreement (other than the Credit Documents) prohibiting the creation or assumption of any Lien upon any of Intellectual Property, whether now owned or hereafter acquired.

     7.3.   INDEBTEDNESS AND GUARANTEES

     Without the Lender's prior written consent (which will not be unreasonably withheld), create, incur or suffer to exist any Indebtedness or Guarantees except (a) Indebtedness to the Lender created hereunder and under any of the Credit Documents; (b) Indebtedness existing on the Closing Date and described on attached Schedule 7.3.; (c) Indebtedness in an aggregate amount not to exceed $500,000.00 during any fiscal year of the Company; (d) Indebtedness otherwise permitted by Section 7.4. and (e) loans and advances to employees of the Company for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices.

     7.4.   INVESTMENTS

     Make or permit to remain outstanding any Investments except (i) Permitted Investments, (ii) the ownership of the capital stock of Subsidiaries by the Company or its Subsidiaries, the acquisition of which is permitted by
Section 7.1.(iv), (iii) loans or advances to the Company by one or more of its Subsidiaries, provided that such Subsidiary is a Subsidiary Guarantor and (iv) loans or advances to any Subsidiary by the Company or another Subsidiary, provided that each such Subsidiary borrower is a Subsidiary Guarantor.

     7.5.   RESTRICTED PAYMENTS

     Make any Restricted Payment; PROVIDED, HOWEVER, that (i) Subsidiaries of the Company may make dividends, payments or other distributions to the Company or to any Wholly-Owned Subsidiary of the Company, (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may make payments in an aggregate amount not to exceed $250,000 per year to redeem shares of its common stock issued to any employee in accordance with an employee stock ownership plan and (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may redeem shares of its Class B Common Stock as required by, and pursuant to the terms of, Part THIRD, Section A(5) of its certificate of incorporation in exchange for or out of proceeds from the substantially concurrent sale of shares of its Class A Common Stock to the Investor Guarantor pursuant to the Liquidity Agreement.

     7.6.   ACCOUNTING

     Change its accounting methods or practices (except as required to conform to changes in GAAP or permitted by GAAP) or, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, change its fiscal year end from July 31.

     7.7.   AMENDMENT OF CERTAIN DOCUMENTS

     Enter into any amendment, modification or waiver of any of the terms of any of the Acquisition Documents which amendment, modification or waiver would have a Material Adverse Effect in the reasonable judgment of the Lender.

8.   FINANCIAL COVENANTS

     So long as the Credit facility remains in effect or the principal or interest on any Loan or Obligations shall remain unpaid:

     8.1.   QUICK RATIO

     The Company shall not permit the ratio of the sum of cash, cash equivalents and Receivables TO current liabilities of the Company and its Consolidated Subsidiaries, each as calculated in accordance with GAAP, to be less than .55 to 1.0 at any time.

     8.2.   RATIO OF FUNDED DEBT TO ADJUSTED EBITDA

     The Company shall not permit the ratio of (a) Funded Debt of the Company and its Consolidated Subsidiaries TO (b) Adjusted EBITDA of the Company and its Consolidated Subsidiaries for the four fiscal quarter period most recently ending to exceed 2.5 to 1.0 at any time.

     8.3.   RATIO OF ADJUSTED EBITDA TO DEBT SERVICE

     The Company shall not permit the ratio of (a) Adjusted EBITDA of the Company and its Consolidated Subsidiaries for the four fiscal quarter period most recently ended (the "Prior Period") TO (b) the sum of (i) Interest Expense of the Company and its Consolidated Subsidiaries for such four fiscal quarter period PLUS Current Maturities of the Company and its Consolidated Subsidiaries for the four fiscal quarter period immediately following the Prior Period to be less than 1.5 to 1.0 at any time.

     8.4.   MINIMUM NET WORTH

     The Company shall not permit at any time its Net Worth determined on a consolidated basis with its Consolidated Subsidiaries to be less than
(a) $11,500,000 PLUS (b) an amount equal to 80% of positive Net Income of the Company and its Consolidated Subsidiaries (or MINUS 100% of any negative Net Income of the Company and its Consolidated Subsidiaries) for each fiscal quarter ending after July 31, 1997 PLUS (c) 100% of the Net Proceeds of each Equity Issuance effected after the date hereof.

9.   EVENTS OF DEFAULT

     If one or more of the following events (herein collectively called "Events of Default" and singularly called an "Event of Default") shall occur and be continuing:

     9.1.   PAYMENTS UNDER CREDIT DOCUMENTS

     The Company or any other Loan Party shall default in the payment when due of any principal of any Loan. The Company shall default in the payment when due of any interest on any Loan or any fee or any other Obligations payable by it hereunder or under any other Credit Document, or any other Loan Party shall default in the payment when due of any other amount payable by it under any Credit Document to which such Loan Party is a party and such default shall continue unremedied for a period of five days after the Company or such other Loan Party receives notice of such default.

     9.2.   OTHER INDEBTEDNESS

     The Company or any other Loan Party shall default in the payment when due of any principal of or interest on any Indebtedness, having a principal amount outstanding, individually or in the aggregate, equal to or exceeding $250,000.00 (other than the Obligations) and such default shall continue unremedied beyond any applicable grace or cure periods; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness of the Company or any other Loan Party shall occur if the effect of such event is to cause, or to permit the holder thereof to cause (with the giving of notice or lapse of time or both), such Indebtedness to become due or to be required to be prepaid (whether by redemption, purchase or otherwise) prior to its stated maturity, and such event shall remain unremedied beyond any applicable grace or cure periods.

     9.3.   REPRESENTATIONS AND WARRANTIES

     Any representation, warranty or certification made or deemed to be made in any Credit Document by the Company or any other Loan Party or any certificate, financial statement or other information furnished in writing to the Lender pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or deemed to be made.

     9.4.   OTHER OBLIGATIONS

     (i) The Company shall default in the performance of any of its obligations under Section 2.13., Section 6.1. (which default shall continue for ten Business Days), Article 7. or Article 8.; (ii) the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after the Company receives notice or otherwise has actual knowledge thereof; (iii) an "Event of Default" as defined in any other Credit Document shall have occurred and be continuing; or (iv) an "Event of Default" under and as defined in the Guarantor Credit Agreement shall have occurred and be continuing.

     9.5.   ABILITY TO PAY DEBTS

     The Company or any other Loan Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

     9.6.   VOLUNTARY PROCEEDINGS

     The Company or any other Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
(v) acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

     9.7.   INVOLUNTARY PROCEEDINGS

     A proceeding or case shall be commenced against the Company or any other Loan Party, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any other Loan Party shall be entered in an involuntary case under the Bankruptcy Code.

     9.8.   JUDGMENTS

     A judgment or judgments for the payment of money in excess of $250,000.00 in the aggregate (exclusive of judgment amounts to the extent covered by insurance where the Company has submitted a claim and the insurer has not contested liability in respect of such judgment) shall be rendered by a court or courts against the Company or any other Loan Party and the same shall not be vacated, bonded or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof.

     9.9.   ERISA EVENT

     (a) Any ERISA Event shall have occurred with respect to the Company or any other Loan Party and the sum of the Insufficiency of such Plan (determined as of the date of occurrence of such ERISA Event) and the Insufficiency of any and all other Plans (determined as of the date of occurrence of such ERISA Event) of the Company or any other Loan Party with respect to which an ERISA Event shall have occurred (or the liability of the Company or any other Loan Party or its ERISA Affiliates related to such ERISA Event) exceeds $250,000; or (b) the Company or any other Loan Party or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan and the imposition of such liability is reasonably likely to be incurred in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company or any other Loan Party and its ERISA Affiliates as withdrawal liability (determined as of the date of such notification indemnification), requires payments exceeding $250,000 per annum or $250,000 in the aggregate; or (c) the Company or any other Loan Party or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Person and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $250,000.

     9.10.  CHANGE IN CONTROL

     A Change in Control shall have occurred without the prior written consent of the Lender. As used in this Section the term "Change in Control" shall mean any of the following: (i) the Control Group at any time fails to own, on a fully diluted basis, at least 51% of the capital stock of the Company prior to a registered public offering of any capital stock of the Company or (ii) if after any such offering any Person or two or more Persons (other than the Control Group) acting in concert, shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of capital stock or securities of the Company representing 30% or more of the aggregate voting power of all classes of capital stock and securities of the Company; or (iii) during any twelve-month period (commencing both before and after the Agreement
Date), a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (x) who were members of such Board of Directors on the first date of such period, (y) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (z) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of such Board of Directors..

     THEREUPON: (1) In the case of an Event of Default, other than an Event of Default referred to in Section 9.6. or Section 9.7., the Lender may, by notice to the Company, terminate the Commitment, cancel the Credit Facility and/or declare the then-outstanding principal amount of, and the accrued interest on, the Loans and all other Obligations payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 10.3.), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; (2) in the case of the occurrence of an Event of Default referred to in Section 9.6. or Section 9.7. above, the Commitment and the Credit Facility shall automatically be canceled and the then-outstanding principal amount of, and the accrued interest on, the Loans and all other Obligations payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 10.3.) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (3) in the case of any Event of Default, may exercise any and all remedies available under the Security Documents or under Applicable Law.

10.  MISCELLANEOUS

     10.1.  WAIVER

     No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note or other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     10.2.  NOTICES

     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or sent via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

     To the Company:

       DocuCorp., Inc.
       5910 North Central Expressway, Suite 800
       Dallas, Texas  75206
       Attention: Todd Rognes, Vice President- Finance and Administration Telephone No.: (214) 891-6500
       Telecopy No.:  (214) 891-6678

     To the Lender:

       NationsBank, N.A.
       600 Peachtree Street, 18th Floor
       Atlanta, Georgia 30308
       Attention: Michael Paulson
       Telephone No.:   (404) 607-4569
       Telecopy No.:    (404) 607-6338

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party; provided, however, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     10.3.  EXPENSES, ETC.

     (a) AGREEMENT TO PAY AND REIMBURSE. The Company agrees to pay or reimburse the Lender for the following as incurred by Lender: (i) all out-of pocket costs and expenses (including, without limitation, the reasonable fees and expenses of Alston & Bird LLP, counsel to the Lender) in connection with
(A) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extension of credit hereunder and (B) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Credit Documents; (ii) all costs and expenses of the Lender (including reasonable counsel's fees and expenses) in connection with (A) any Default and any enforcement or collection proceedings resulting therefrom and
(B) the enforcement of this Section; and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Credit Document or any other document referred to herein or therein.

     (b) INDEMNITY. The Company agrees to indemnify the Lender and its directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims (including Environmental Claims), damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any Loan Party of the proceeds of any of the extensions of credit hereunder or the past, present or future business activities of the Company or any Loan Party including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses that are determined pursuant to a final, non-appealable order of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Person to be indemnified).

     (c) EXPENSES PAID ON BEHALF OF THE COMPANY. If the Company fails to pay when due any costs, expenses or other amounts payable by it under any Credit Document, including, without limitation, fees and expenses of counsel, indemnities and insurance premiums, such amount may be paid on behalf of the Company by the Lender, in its sole discretion. Any such payment by the Lender shall constitute for all purposes of this Agreement the making by the Lender of a Loan, which shall bear interest at the Base Rate, in the amount of such payment (but without any requirement for compliance with the conditions set forth in Article 4.). In the event that such payment is not reimbursed by the Company by 12:00 noon Atlanta time on the first Business Day after such payment, the Lender shall be deemed to have made a Loan to the Company in such amount, which Loan shall be deemed to bear interest at the Default Rate with respect to Base Rate Loans from the date such Loan is made until the same is repaid.

     10.4.  AMENDMENTS, ETC.

     Any term, covenant, agreement or condition of this Agreement or any of the other Credit Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Company. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     10.5.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.6.  ASSIGNMENTS AND PARTICIPATIONS

     The Company may not assign its rights or obligations hereunder or under the other Credit Documents without the prior consent of the Lender. The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder, under the Note and the other Credit Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Company furnished to the Lender by or on behalf of the Company.

     10.7.  SURVIVAL

     The obligations of the Company and its Subsidiaries under Sections 3.4. and 10.3. shall survive the repayment of the Loans and the termination of the Credit Facility.

     10.8.  TABLE OF CONTENTS: DESCRIPTIVE HEADINGS

     The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     10.9.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same original instrument.

     10.10. GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE.

     10.11. COMPLETE AGREEMENT.

     THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE LENDER AND THE LOAN PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE LENDER OR THE LOAN PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE LENDER AND THE LOAN PARTIES.

     10.12. ARBITRATION

     ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CREDIT DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE COMPANY'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B.   RESERVATION OF RIGHTS.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR

(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     10.13. ACKNOWLEDGMENTS

     The Company hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party; (b) the Lender has no fiduciary relationship with or fiduciary duty to the Company or any of the other Loan Parties, and the relationship between the Lender on one hand, and the Company on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists between the Lender on one hand, and the Company on the other hand.

     10.14. CONFIDENTIALITY

     Except as otherwise provided by Applicable Law, the Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Company in accordance with the Lender's customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of its Affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any of the Loans or the Lender's commitments hereunder, or participations therein, as permitted hereunder; (c) as required by any Governmental Authority or representative thereof or pursuant to legal process;
(d) to the Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise of the Lender's rights hereunder or under any of the other Credit Documents.

     10.15. OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

     The obligations of the Company to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein and in the other Credit Documents shall be absolute and not subject to any defense the Company may have that the Company does not control such Loan Parties.

                           [Signatures on Next Page]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

                               DOCUCORP, INC.


                              By:_________________________
                                 Name:____________________
                                 Title:___________________



                               NATIONSBANK, N.A.


                              By:_________________________
                                 Name:____________________
                                 Title:___________________


                                     -61-